Exhibit 2

Notice of Annual General and Special Meeting of Shareholders to be held on

May 9, 2013

Management Information Circular

April 1, 2013

NOTICE OF ANNUAL GENERAL AND SPECIAL MEETING	3
NORTH AMERICAN PALLADIUM LTD. MANAGEMENT INFORMATION CIRCULAR	4
VOTING INFORMATION	4
GENERAL INFORMATION	6
EXERCISE OF DISCRETION BY PROXIES	6
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF	7
BUSINESS OF THE MEETING	7
1. PRESENTATION OF FINANCIAL STATEMENTS	7
2. ELECTION OF DIRECTORS	7
3. APPOINTMENT AND REMUNERATION OF AUDITORS	10
4. APPROVAL OF AMENDED AND RESTATED RRSP PLAN	10
5. APPROVAL OF AMENDED AND RESTATED STOCK OPTION PLAN	13
6. APPROVAL OF AMENDED AND RESTATED BY-LAW NO. 1	17
7. APPROVAL OF ADVANCE NOTICE BY-LAW	18
8. OTHER MATTERS	19
REPORT ON EXECUTIVE COMPENSATION	19
COMPENSATION COMMITTEE REPORT	19
ROLE OF THE GOVERNANCE, NOMINATING AND COMPENSATION COMMITTEE	20
COMPENSATION BENCHMARKING STUDY	20
COMPENSATION DISCUSSION AND ANALYSIS	21
PERFORMANCE GRAPH	24
PERFORMANCE GRAPH 2013	25
COMPENSATION OF NAMED EXECUTIVE OFFICERS	26
EMPLOYMENT CONTRACTS AND TERMINATION AND CHANGE OF CONTROL ENTITLEMENTS	28
BOARD OF DIRECTORS COMPENSATION	30
REVIEW OF DIRECTOR COMPENSATION	30
REMUNERATION	30
STOCK OWNERSHIP GUIDELINES	31
COMPENSATION OF DIRECTORS	31
STATEMENT OF CORPORATE GOVERNANCE PRACTICES	33
EQUITY COMPENSATION	38
EQUITY COMPENSATION PLANS	38
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	41
INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS	42
DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE	42
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON	42
INTEREST OF CERTAIN PERSONS IN MATERIAL TRANSACTIONS	42
SHAREHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING	42
ADDITIONAL INFORMATION	43
DIRECTORS’ APPROVAL	43
SCHEDULE A RESOLUTION: AMENDMENT OF RRSP PLAN	44
SCHEDULE B RESOLUTION: AMENDMENT OF STOCK OPTION PLAN	45
SCHEDULE C RESOLUTION: AMENDMENT OF BY-LAW NO. 1	46
SCHEDULE D RESOLUTION: ADVANCE NOTICE BY-LAW	47
APPENDIX I AMENDED AND RESTATED BY-LAW NO. 1	48
APPENDIX II ADVANCE NOTICE BY-LAW	64
APPENDIX III MANDATE OF THE BOARD OF DIRECTORS	70

INVITATION TO SHAREHOLDERS

April 1, 2013

Dear Shareholder,

On behalf of the board of directors, management and employees of North American Palladium Ltd. (“NAP”), we invite you to attend the annual general and special meeting of shareholders which will take place on Thursday, May 9, 2013 at 10:30 a.m. (Toronto time) at the TSX Broadcast Centre Gallery, in Toronto, Ontario, Canada. The meeting is your opportunity to hear first-hand about our performance in 2012 and our plans to ensure NAP remains a valued investment, to meet with NAP’s board of directors, senior management and fellow shareholders and to vote in person on the items of business.

We encourage you to read the attached management information circular as it describes who can vote, how to vote, and what the meeting will cover. It also provides information on each of our director nominees, outlines our compensation practices and provides information about corporate governance and the board of directors’ role and responsibilities.

If you are unable to attend the meeting in person, we encourage you to vote your common shares by any of the means available to you, as described in the management information circular and proxy form.

Additional documentation and information concerning NAP is available on our website at www.nap.com, on SEDAR at www.sedar.com and on EDGAR at www.sec.gov. Paper copies may also be requested free of charge from our Corporate Secretary.

Sincerely,

Robert J. Quinn Chairman of the Board	Phil du Toit President and Chief Executive Officer

NOTICE OF ANNUAL GENERAL AND SPECIAL MEETING

NORTH AMERICAN PALLADIUM LTD.

200 Bay St., Suite 2350

Royal Bank Plaza, South Tower

Toronto, Ontario, Canada M5J 2J2

Notice is hereby given that the annual general and special meeting of shareholders (the “Meeting”) of North American Palladium Ltd. (“NAP” or the “Company”) will be held at the TSX Broadcast Centre Gallery, Street Level, The Exchange Tower, 130 King Street West, Toronto, Ontario, Canada on Thursday, May 9, 2013, at 10:30 a.m. (Toronto time) for the following purposes:

1.	To receive the audited consolidated financial statements of the Company for the year ended December 31, 2012 and the report of the auditors thereon;

2.	To elect directors of the Company for the ensuing year;

3.

To consider and, if thought fit, approve the appointment of KPMG LLP, Chartered Accountants, as auditors for the Company, and to authorize the directors of the Company to fix the auditors’ remuneration;

4.

To consider, and if thought fit, pass a resolution confirming and ratifying the Company’s Amended and Restated RRSP Plan as more fully described in the accompanying management information circular (the “Circular”);

5.	To consider, and if thought fit, pass a resolution confirming and ratifying the Company’s Amended and Restated Stock Option Plan as more fully described in the Circular;

6.	To consider, and if thought fit, pass a resolution confirming and ratifying the Company’s Amended and Restated By-law No. 1 as more fully described in the Circular;

7.	To consider, and if thought fit, pass a resolution confirming and ratifying the Company’s Advance Notice By-law as more fully described in the Circular; and

8.	To transact such further or other business as may properly come before the Meeting or any adjournment(s) thereof.

A copy of the Circular and form of proxy with respect to matters to be dealt with at the Meeting are included herewith.

By resolution of the board of directors of the Company, shareholders of record at the close of business on March 21, 2013 are entitled to notice of and to vote at the Meeting in person or by proxy.

Shareholders unable to attend the Meeting in person are requested to complete, date, sign and return the enclosed form of proxy. All forms of proxy must be deposited with Computershare Investor Services Inc. by no later than 10:30 a.m. (Toronto time) on Tuesday, May 7, 2013 or, in the case of any adjournment or postponement of the Meeting, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time of the adjourned or postponed meeting. Late proxies may be accepted or rejected by the Chairman of the Meeting at his or her discretion and the Chairman of the Meeting is under no obligation to accept or reject any particular late proxy. The Chairman of the Meeting may waive or extend the proxy cut-off without notice.

DATED at Toronto, Ontario as of April 1, 2013.

BY ORDER OF THE BOARD OF DIRECTORS

Robert J. Quinn Chairman of the Board

NORTH AMERICAN PALLADIUM LTD.

MANAGEMENT INFORMATION CIRCULAR

VOTING INFORMATION

Who is soliciting my proxy?

The management of NAP is soliciting your proxy for use at the annual general and special meeting of shareholders (the “Meeting”) of the Company.

What will I be voting on?

You will be voting on:

•	the election of directors;

•	the appointment of KPMG LLP, Chartered Accountants as the Company’s auditors;

•	the confirmation and ratification of the Company’s Amended and Restated RRSP Plan;

•	the confirmation and ratification of the Company’s Amended and Restated Stock Option Plan;

•	the confirmation and ratification of the Company’s Amended and Restated By-law No. 1;

•	the confirmation and ratification of the Company’s Advance Notice By-law; and

•	any other business that may properly be brought before the Meeting which is put to a vote.

What else will happen at the Meeting?

The financial statements for the year ended December 31, 2012 together with the auditors’ report on these statements will be presented at the Meeting.

How will these matters be decided at the Meeting?

A majority of votes cast, by proxy or in person, will constitute approval of each of the matters specified in this management information circular (the “Circular”).

How many votes do I have?

You will have one vote for every common share of the Company (each, a “Common Share”) you own at the close of business on March 21, 2013, the record date for the Meeting (the “Record Date”).

How do I vote?

If you are eligible to vote and your common shares are registered in your name, you can vote your common shares in person at the Meeting or by proxy, as explained below under the heading “How do I vote by proxy?”. If your common shares are registered in the name of an intermediary, such as a bank, trust company, securities broker or other financial institution, please see the instructions below under the heading “How can a non-registered shareholder vote?”.

How do I vote by proxy?

In addition to voting in person at the Meeting, you may vote by mail by completing the enclosed form of proxy and returning it in the enclosed envelope to Computershare Investor Services Inc., Proxy Department, 9th Floor, 100 University Avenue, Toronto, Ontario M5J 2Y1. You may also appoint a person (who need not be a shareholder), other than one of the directors or officers named in the form of proxy, to represent you at the Meeting by inserting the person’s name in the blank space provided in the proxy and returning the proxy no later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the commencement of the Meeting or any adjournment or postponement thereof. You may also vote by telephone or via the Internet. To vote by telephone, in Canada and the United States only, call the toll-free number listed on the proxy from a touch tone phone. When prompted, enter your Holder Account Number and Proxy Access Number listed on the proxy and follow the voting instructions. To vote via the Internet, go to the website specified on the proxy and enter your Holder Account Number and Proxy Access Number listed on the proxy and follow the voting instructions on the screen. If you vote by telephone or via the Internet, do not complete or return the form of proxy.

To be effective, all forms of proxy must be deposited with Computershare Investor Services Inc. by no later than 10:30 a.m. (Toronto time) on Tuesday, May 7, 2013 or, in the case of any adjournment or postponement of the Meeting, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time of the adjourned or postponed meeting. Late proxies may be accepted or rejected by the Chairman of the Meeting at his or her discretion and the Chairman of the Meeting is under no obligation to accept or reject any particular late proxy. The Chairman of the Meeting may waive or extend the proxy cut-off without notice.

How will my proxy be voted?

On the form of proxy, you can indicate how you would like your proxyholder to vote your common shares for any matter put to a vote at the Meeting and on any ballot, and your common shares will be voted accordingly. If you do not indicate how you want your common shares to be voted, the persons named in the proxy intend to vote your common shares in the following manner:

•	for the election of management’s nominees as directors;

•	for the appointment of KPMG LLP, Chartered Accountants, as the Company’s auditors and for the authorization of the directors to fix the remuneration of the auditors;

•	for the Amended and Restated RRSP Plan;

•	for the Amended and Restated Stock Option Plan;

•	for the Amended and Restated By-law No. 1;

•	for the Advance Notice By-law; and

•	for management’s proposals generally.

What if I want to revoke my proxy?

You can revoke your proxy at any time prior to its use. You may revoke your proxy by requesting, or having your authorized attorney request, in writing to revoke your proxy. This request must be delivered to NAP’s address (as listed in this Circular) before the last business day preceding the day of the Meeting or to the Chairman of the Meeting on the day of the Meeting or any adjournment thereof immediately prior to the commencement or adjournment(s) thereof.

If you submit your proxy by telephone or Internet, you may revoke your proxy by entering the proxy system (telephone or Internet) in the same manner and submitting another proxy at any time up to and including the last business day preceding the date of the Meeting. A proxy submitted later will supersede any prior proxy submitted.

How are proxies solicited?

The solicitation of proxies will be made primarily by mail but proxies may also be solicited personally, by facsimile or by telephone by directors, officers or other employees of the Company for which no additional compensation will be paid. We have also retained CST Phoenix Advisors to solicit proxies in Canada and the United States at a fee of approximately $22,500, plus out-of-pocket expenses. The cost of the solicitation will be paid by the Company.

How can a non-registered shareholder vote?

If your common shares are not registered in your name, they will be held by an intermediary such as a bank, trust company, securities broker or other financial institution. Each intermediary has its own procedures which should be carefully followed by non-registered shareholders to ensure that their common shares are voted at the Meeting. If you are a non-registered shareholder, you should have received this Circular, together with a voting instruction form from your intermediary. To vote in person at the Meeting, follow the instructions set out on the voting instruction form, appoint yourself a proxyholder and return the voting instruction form in the envelope provided.

Who do I call if I have any questions or require assistance in voting my proxy?

Any questions and requests for assistance may be directed to our Proxy Solicitation Agent:

North American Toll Free Phone: 1-800-845-1507

Banks, Brokers and collect calls: 201-806-2222

Toll Free Facsimile: 1-888-509-5907

Email: inquiries@phoenixadvisorypartners.com

GENERAL INFORMATION

This Circular is furnished in connection with the solicitation of proxies by the management of the Company to be used at the annual general and special meeting of the shareholders of the Company to be held at the time, place and for the purposes indicated in the enclosed Notice of Annual General and Special Meeting of Shareholders (the “Notice”) and any adjournment thereof.

NAP will be sending proxy-related materials directly to non-objecting beneficial owners under National Instrument 54-101 — Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”). The management of NAP does not intend to pay for intermediaries to forward to objecting beneficial owners (each, an “OBO”) under NI 54-101 the proxy-related materials and Form 54-101F7 — Request for Voting Instructions Made by Intermediary, and in the case of an OBO, the OBO will not receive the materials unless the OBO’s intermediary assumes the cost of delivery.

Unless otherwise indicated, the information in this Circular is dated as of April 1, 2013 and all dollar or “$” figures in this Circular refer to Canadian dollars.

Exercise of Discretion by Proxies

The Common Shares of the Company represented by the enclosed form of proxy will be voted or withheld from voting on any motion, by ballot or otherwise, in accordance with any indicated instructions. In the absence of such direction, such Common Shares will be voted FOR the resolutions referred to in the form of proxy.

The persons named in the enclosed proxy will have discretionary authority with respect to any amendments or variations of the matters referred to in the Notice or any other matters properly brought before the Meeting or any adjournment or postponement thereof, in each instance, to the extent permitted by law, whether or not the amendment, variation or other matter that comes before the Meeting is routine and whether or not the amendment, variation or other matter that comes before the Meeting is contested. At the time of printing this Circular, management of the Company knows of no such amendments, variations or other matters to come before the Meeting other than the matters referred to in the Notice.

Voting Securities and Principal Holders Thereof

At the close of business on the Record Date, 178,082,405 Common Shares were issued and outstanding. Each Common Share entitles its holder to one vote on each matter voted on at the Meeting.

As of the Record Date, Kaiser-Francis Oil Company (“KFOC”) held approximately 19,292,533 Common Shares, representing approximately 10.8% of the issued and outstanding Common Shares. KFOC is a wholly owned subsidiary of GBK Corporation, a private company controlled by Mr. George B. Kaiser of Tulsa, Oklahoma and members of his family. To the knowledge of the directors and officers of the Company, no other person or company beneficially owns, directly or indirectly, or exercises control or direction over, voting securities of the Company carrying more than 10% of the voting rights attached to the voting securities of the Company.

BUSINESS OF THE MEETING

1.	Presentation of Financial Statements

The audited consolidated financial statements of the Company for the financial year ended December 31, 2012 and the auditors’ report thereon will be placed before the Meeting.

The audited consolidated financial statements of the Company for the fiscal year ended December 31, 2012 and the auditors’ report thereon are also included in NAP’s 2012 Annual Report, which is being mailed to the Company’s registered and beneficial shareholders who requested it. Management will review NAP’s consolidated financial results at the Meeting, and shareholders and proxyholders will be given an opportunity to discuss these results with management. The 2012 Annual Report is available on NAP’s website at www.nap.com and on SEDAR at www.sedar.com.

2.	Election of Directors

It is proposed that the six people listed below be nominated for election as directors of NAP to hold office until the next annual meeting or until their successors are elected or appointed, unless the director resigns or the office becomes vacant through death or any other reason in accordance with the by-laws of the Company. All of the proposed nominees are currently directors of NAP whose term of office expires at the Meeting unless re-elected; they have been directors since the dates indicated. The articles of the Company provide for a board of directors (the “Board”) consisting of a minimum of one and a maximum of ten directors. The Board has set the number of directors at six.

Management of the Company has been informed that, if elected, each of such nominees would be willing to serve as a director. However, in the event any such nominee is unable or unwilling to serve as a director, proxies will be voted in favour of the remaining nominees and for such other substitute nominee as the Board may designate.

Majority Voting Policy

In 2011, the Board adopted a policy providing that if any proposed nominee receives a greater number of votes “withheld” from his or her election than votes “for” such election, then such nominee is required to offer to resign. The Governance, Nominating and Compensation Committee will review any such offer of resignation and make a recommendation to the Board. The Board will determine whether to accept the resignation and will announce its decision within 90 days following the shareholders’ meeting. If the Board rejects the offer, it will disclose the reasons why. If the Board accepts the offer, it may appoint a new director to fill the vacancy.

Management of the Company recommends that shareholders vote FOR the election of the individuals set forth in the table below as directors of the Company. Unless directed otherwise, the persons designated in the accompanying form of proxy intend to vote FOR the election of the proposed nominees.

The table below sets forth information regarding the proposed nominees for election as directors (all of whom have agreed to stand for election) together with their municipality of residence, year in which they joined the Board, their independence status, areas of expertise, principal occupation(s) during the five preceding years and Board committee memberships, as well as other public, private and not-for-profit affiliations. Also set forth are the number of Common Shares and stock options held as of April 1, 2013.

Director	Profile

Mr. Berlin is a director of Orchids Paper Products, a NYSE MKT, LLC (“NYSE MKT”) listed company. At the end of 2005, Mr. Berlin retired from his position as Vice-President of KFOC where he worked part-time for two years following four years of full-time work as Vice-President and Chief Financial Officer. Prior to joining KFOC, Mr. Berlin taught at the University of Tulsa for three years where he also served a year as acting associate Dean of the College of Business and acting Director of the School of Accounting. Before joining the University of Tulsa, Mr. Berlin spent 25 years with Citgo Petroleum Corporation, where he retired as Senior VP Finance and Administration and Chief Financial Officer. Mr. Berlin has a Bachelor’s degree from Duquesne University, a Master of Business Administration from the University of Wisconsin Madison and has completed the Executive Management program at Stanford University.

Areas of Expertise: Finance, metals and mining, executive management, audit and accounting

NAP Board Details:

• Director since February 2001
Steven R. Berlin, 68 Tulsa, Oklahoma, USA	• Committees: Audit Committee (Chair); Governance, Nominating and Compensation Committee
• Meets share ownership guidelines
Shares: 57,000	• Independent
Options: 75,000	Other Public Company Boards: Orchids Paper Products
RSUs: 64,600

Mr. Comba has over four decades of experience as an exploration advocate and senior mining executive. As Chief Exploration Geologist of Falconbridge Limited in Sudbury, Ontario, he led the team that discovered the high-grade footwall deposit that allowed the Thayer Lindsley mine to go into production. Prior to its takeover by Kinross Gold Corporation, Mr. Comba was Vice-President, Exploration of Falconbridge Gold Corporation. Following the takeover, he became President and Chief Executive Officer of Pentland Firth Venture Ltd., a Kinross-controlled junior gold exploration company listed on the TSX. Pentland’s work added the first couple of million ounce resource to the Hammond Reef property, Atikokan, Ontario. Mr. Comba was Director of Issues Management with the Prospectors and Developers Association of Canada from 1998 to 2005, during which time he led the successful lobby effort for the re-introduction of enhanced or “super” flow-through shares. Mr. Comba has Bachelor’s and Master’s degrees in geology from Queen’s University in Kingston, Ontario.

Areas of Expertise: Metals and mining, mineral geology

C. David A Comba, 69	NAP Board Details:
Burlington, Ontario, Canada	• Director since March 2006
• Committees: Technical, Environment, Health and Safety Committee (Chair); Audit Committee
Shares: 28,500	• Meets share ownership guidelines
Options: 107,500	• Independent
RSUs: 69,233	Other Public Company Boards: First Nickel Inc., Cogitore Resources Inc. and Regent Pacific Group Ltd.

Mr. Douchane was the Interim Chief Executive Officer of NAP from September 2012 to March 25, 2013. He is a seasoned mining executive with over 40 years of experience in the mining industry with a solid track record of successfully bringing development projects into production. Mr. Douchane is currently the Chief Operating Officer of Mahdia Gold Corporation. He previously held senior positions with several precious and base metal international mining companies including as Chief Executive Officer of THEMAC Resources Group Ltd., a Vancouver-based resource company focused on exploring and developing natural resource properties, President and Chief Executive Officer of Starfield Resources Inc., President and Chief Executive Officer of North American Palladium Ltd., President and Chief Operating Officer of Chief Consolidated Mining Co., and Vice President, Operations of Franco and Euro-Nevada (formerly Newmont Mining Corporation). Mr. Douchane holds a Bachelor’s degree in Mining Engineering from the New Mexico Institute of Mining and Technology and is a graduate of the Executive Business Program at the Kellogg School of Business.

André J. Douchane, 62	Areas of Expertise: Metals and mining, mine engineering, executive management
Picton, Ontario, Canada	NAP Board Details:
• Director since April 2003
Shares: 15,500	• Committees: Technical, Environment, Health and Safety Committee
Options: 105,000	• Meets share ownership guidelines
RSUs: 96,900	• Not independent (former member of management)
Other Public Company Boards: Klondex Mines Limited

Director	Profile

A founding partner of the Houston mining transactional law firm Quinn & Brooks LLP, Mr. Quinn has over 30 years of legal and management experience, including as Vice President and General Counsel for Battle Mountain Gold Company. He has extensive experience in M&A transactions, corporate governance, public disclosure, governmental affairs, environmental law and land management. Mr. Quinn has a Bachelor of Science degree in Business Administration from the University of Denver, a Juris Doctorate degree from the University of Denver College of Law and has completed two years of graduate work in mineral economics at the Colorado School of Mines.

Areas of Expertise: Metals and mining, law, mineral economics

NAP Board Details:

• Director since June 2006
• Committees: Technical, Environment, Health and Safety Committee; Audit Committee
• Meets share ownership guidelines
Robert J. Quinn, 57	• Independent
Houston, Texas, USA	Other Public Company Boards: Formation Metals Inc., Mercator Minerals Ltd. and Great Western Minerals Group Ltd.
Shares: 21,000
Options: 107,500
RSUs: 64,600

Since September 2001, Mr. Van Staveren has been the President of Strategic Financial Services, a private company providing business advisory services. During this period he has sat on the board of, and provided services to, a number of publicly traded companies. Mr. Van Staveren is a Chartered Accountant and a Certified Public Accountant and holds a Bachelor of Math (Honours) degree from the University of Waterloo. From February 1998 until September 2001, Mr. Van Staveren was the Chief Financial Officer of MartinRea International Inc (MRE-TSX), and prior to that he was partner in the mining group of KPMG, which he joined in 1980, and where he provided accounting, and advisory services to his clients.

Areas of Expertise: Metals and mining, finance and accounting

NAP Board Details:

• Director since February 2003
• Committees: Governance, Nominating and Compensation Committee (Chair); Audit Committee
• Meets share ownership guidelines
Greg J. Van Staveren, 52	• Independent
Etobicoke, Ontario, Canada

Shares: 48,500
Options: 100,000
RSUs: 69,233

Mr. Weymark is President of Weymark Engineering Ltd., a Company providing consulting services to businesses in the private equity, construction and resource sector. He is also a director of the VGH & UBC Hospital Foundation Board, and several private companies. Mr. Weymark is also a Member of the Industry Advisory Committee for the Norman B. Keevil Institute of Mining Engineering at the University of British Columbia. Until June 2007, Mr. Weymark was President and CEO of Vancouver Wharves/BCR Marine, a transportation firm located on the west coast of British Columbia. Prior to joining Vancouver Wharves in 1991, Mr. Weymark spent 14 years in the mining industry throughout western Canada working on the start-up and operation of several mines. Mr. Weymark is a Professional Engineer and holds a Bachelor of Applied Science in Mining and Mineral Process Engineering from the University of British Columbia and is a graduate of the Institute of Corporate Directors’, Directors Education Program.

Areas of Expertise: Metals and mining, executive management

NAP Board Details:

William J. Weymark, 59	• Director since January 2007
West Vancouver, British Columbia, Canada	• Committees: Governance, Nominating and Compensation Committee; Technical, Environment, Health and Safety Committee
• Meets share ownership guidelines
Shares: 21,700	• Independent
Options: 102,500
RSUs: 64,600

Cease Trade Orders, Bankruptcies, Penalties or Sanctions

Mr. Berlin was a director of Ozark Airlines, Inc., doing business as Great Plains Airlines, Inc., which filed a voluntary bankruptcy petition under Chapter 11 of the United States Bankruptcy Code on January 23, 2003. Mr. Berlin resigned from the board of directors of Ozark Airlines on December 14, 2004. Ozark Airlines filed a motion to convert the bankruptcy to Chapter 7, which was granted on March 11, 2005.

Mr. Comba was a director of Black Pearl Minerals Consolidated Inc. from December 1998 to April 2004. In July 2002, the Ontario Securities Commission (“OSC”) issued a cease trading order against Black Pearl for failing to meet its continuous disclosure obligations, which order was revoked on October 3, 2002. A second cease trading order was issued by the OSC on February 3, 2004 for failure to file financial statements, which order was revoked on February 18, 2004.

Mr. Quinn is a director of Mercator Minerals Ltd. On November 8, 2011, an order was issued by the United States Securities and Exchange Commission revoking the registration of Mercator’s common shares in the United States for failing to file periodic reports. On November 8, 2011, the Company filed a Form 40-F registration statement with the Securities and Exchange Commission to re-register Mercator’s common shares in the United States. The Form 40-F registration statement became effective on January 9, 2012.

Mr. Van Staveren’s consulting company, Strategic Financial Services, provided the part-time services of Mr. Van Staveren to act as the Chief Financial Officer of Starfield Resources Inc. (“Starfield”), a junior mineral exploration company, from September 14, 2007 to March 23, 2012. Approximately one year after the termination of this agreement, on March 7, 2013, Starfield filed a Notice of Intention to Make a Proposal pursuant to the provisions of Part III of the Bankruptcy and Insolvency Act (Canada).

3.	Appointment and Remuneration of Auditors

KPMG LLP, Chartered Accountants (“KPMG”) have been the auditors of the Company since June 23, 2004. It is proposed that KPMG be reappointed as the auditors of the Company to hold office until the next annual meeting of shareholders and that the Board be authorized to fix their remuneration.

Unless directed otherwise, the persons designated in the accompanying form of proxy intend to vote FOR the appointment of KPMG as auditors of the Company until the next annual meeting of shareholders and to authorize the Board to fix their remuneration. The appointment of auditors, to be effective, must be approved by a majority of the votes cast in person or represented by proxy at the Meeting.

4.	Approval of Amended and Restated RRSP Plan

The Company has a Group RRSP Share Issuance Plan (the “RRSP Plan”) for employees, pursuant to which the Company, at its discretion, can issue Common Shares instead of making cash payments to eligible persons for contribution to their individual RRSPs in satisfaction of the Company’s obligations to match RRSP contributions in accordance with the terms of the group RRSP plan established by Sun Life Financial Inc. under the sponsorship of the Company (the “Group RRSP Plan”). As at the Record Date, 2,945,783 Common Shares have been issued under the previous RRSP Plan since its inception and, together with the number of Common Shares issuable under awards made under all other securities-based compensation plans of the Company in force at this time, represents approximately 3.63% of the Company’s total issued and outstanding Common Shares. For a description of the previous RRSP Plan, see the section titled “Equity Compensation Plans — RRSP Plan” in this Circular.

Shareholders will be asked at the Meeting to pass an ordinary resolution confirming and ratifying certain amendments to the Company’s RRSP Plan.

In an effort to reduce shareholder value transfer pursuant to the Company’s securities-based compensation plans, the Company has amended the RRSP Plan (as amended, the “Amended and Restated RRSP Plan”) such that:

•	the number of Common Shares reserved for issuance under the Amended and Restated RRSP Plan has been fixed at 3,000,000 (converted from a rolling to a fixed plan);

•

the maximum number of Common Shares which may be reserved for issuance to non-executive directors of the Company or any subsidiary pursuant to the Amended and Restated RRSP Plan, at any time, cannot exceed 0.3% of the issued and outstanding Common Shares at such time; the number of Common Shares which may be reserved for issuance to non-executive directors of the Company or any subsidiary pursuant to the Amended and Restated RRSP Plan and all other securities-based compensation arrangements of the Company cannot exceed 1% of the issued and outstanding Common Shares at such time; and the maximum number of Common Shares which may be reserved for issuance to any one such non-executive director under the Amended and Restated RRSP Plan and all other securities-based compensation arrangements of the Company cannot exceed an annual equity award value of $100,000 per such non-executive director; and

•	any removal of or increase to the limits to insider participation or non-executive director participation under the Amended and Restated RRSP Plan would require shareholder approval.

Summarized below are the key terms of the Amended and Restated RRSP Plan, the full text of which will be available at the Meeting and can be obtained upon request to the Corporate Secretary of the Company. Except where noted below, the Amended and Restated RRSP Plan will have the same terms and conditions as the previous RRSP Plan. A copy of the Amended and Restated RRSP Plan will be available for review at the Meeting and may be requested in advance of the Meeting from the Corporate Secretary of the Company.

The Amended and Restated RRSP Plan will be administered by the Governance, Nominating and Compensation Committee of the Board.

Eligible Participants

All directors, officers or employees of the Company or any subsidiary (as such term is defined in the Canada Business Corporations Act (“CBCA”)) who participate in the Group RRSP Plan are entitled to participate in the Amended and Restated RRSP Plan. Common Shares may only be issued under the Amended and Restated RRSP Plan to an eligible person if, and for so long as, such eligible person is a member of the Group RRSP Plan.

Financial Assistance by the Company

No financial assistance is provided by the Company to facilitate participation in the Amended and Restated RRSP Plan.

Number of Securities Available for Issuance

The maximum number of Common Shares at any time which may be reserved and set aside for issue under the Amended and Restated RRSP Plan shall not exceed 3,000,000 provided that:

(a)

the number of Common Shares (i) issued to insiders (as such term is defined in the TSX Company Manual for the purposes of “Securities Based Compensation Arrangements” as defined therein) of the Company, within any one year period, and (ii) issuable to insiders of the Company, at any time, under the Amended and Restated RRSP Plan, or when combined with all of the Company’s other security-based compensation plans, shall not exceed 10% of the Company’s total issued and outstanding Common Shares, respectively;

(b)

no Common Shares shall be issued to any eligible person at any time under the Amended and Restated RRSP Plan if the total number of Common Shares issuable to such eligible person under the Amended and Restated RRSP Plan, together with any Common Shares reserved for issuance to such eligible person under any other securities-based compensation plans of the Company, at such time would exceed 5% of the Company’s total issued and outstanding Common Shares at such time;

(c)

the total number of Common Shares (i) issued under the Amended and Restated RRSP Plan, and (ii) issuable under awards made under any other securities-based compensation arrangement of the Company, within any one year period may not exceed 5% of the Company’s total issued and outstanding Common Shares; and

(d)

the maximum number of Common Shares which may be reserved for issuance to non-executive directors of the Company or any subsidiary pursuant to the Amended and Restated RRSP Plan, at any time, cannot exceed 0.3% of the issued and outstanding Common Shares at such time; the maximum number of Common Shares which may be reserved for issuance to non-executive directors of the Company or any subsidiary pursuant to the Amended and Restated RRSP Plan and all other securities-based compensation arrangements of the Company cannot exceed 1% of the issued and outstanding Common Shares at such time; and the maximum number of Common Shares which may be reserved for issuance to any one such non-executive director under the Amended and Restated RRSP Plan and all other securities-based compensation arrangements of the Company cannot exceed an annual equity award value of $100,000 per such non-executive director.

The aggregate number of Common Shares that may be issued under the Amended and Restated RRSP Plan to an eligible person during any calendar year, based on the aggregate purchase price of such Common Shares at their respective issuance dates, shall not exceed the maximum annual contribution to be made by the Company to such eligible person’s RRSP pursuant to the Group RRSP plan sponsored by the Company.

Method of Determining Purchase Price for Securities

Under the Amended and Restated RRSP Plan, the price per Common Share issued will be “market price” as defined in the TSX Company Manual for the purposes of “Securities Based Compensation Arrangements” from time to time. The TSX Company Manual currently defines “market price” to mean the volume weighted average trading price on the TSX, or another stock exchange where the majority of the trading volume and value of the listed securities occurs, for the five trading days immediately preceding the relevant date.

Procedure for Amending Plan

The Board may from time to time amend, suspend or terminate the Amended and Restated RRSP Plan. Any amendment will, if required, be subject to the prior approval of, or acceptance by, the TSX (or, if such Common Shares are not then listed and posted for trading on the TSX, on such stock exchange in Canada or the United States on which such Common Shares are listed and posted for trading) and any other applicable regulatory authority.

Without limiting the foregoing, the Board may amend, suspend, terminate or discontinue the Amended and Restated RRSP Plan without obtaining the approval of shareholders to:

(a)

amend the eligibility for, and limitations or conditions imposed upon, participation in the Amended and Restated RRSP Plan (except for insider participation and non-executive director participation limits);

(b)	add or amend any terms relating to the provision of financial assistance to eligible persons;

(c)	make changes that are necessary or desirable to comply with applicable laws, rules, regulations and policies of any applicable governmental entity or stock exchange;

(d)	correct or rectify any ambiguity, defective provision, error or omission in the Amended and Restated RRSP Plan; or

(e)	amend any terms relating to the administration of the Amended and Restated RRSP Plan, including the terms of any administrative guidelines or other rules related to the Amended and Restated RRSP Plan.

Notwithstanding the foregoing, none of the following amendments may be made by the Board without obtaining the approval of shareholders:

(a)	any increase in the number of shares reserved for issuance or issuable under the Amended and Restated RRSP Plan;

(b)	amendments to eligible persons that may permit the introduction or reintroduction of such individuals on a discretionary basis;

(c)

any removal of or increase to the limits to insider (as such term is defined in the TSX Company Manual for the purposes of “Securities Based Compensation Arrangements” as defined therein) participation or non-executive director participation under the Amended and Restated RRSP Plan; and

(d)	any change in the amendment provisions of the Amended and Restated RRSP Plan.

The Board approved the Amended and Restated RRSP Plan on April 1, 2013 and recommends that shareholders vote FOR the approval of this resolution (the full text of which resolution is set out in Schedule A). Unless otherwise indicated, the persons designated in the accompanying form of proxy intend to vote FOR the approval of the resolution. The Amended and Restated RRSP Plan, to be effective, must be approved by a majority of the votes cast in person or represented by proxy at the Meeting.

5.	Approval of Amended and Restated Stock Option Plan

The Company has a corporate stock option plan (the “Stock Option Plan”) to attract, retain and motivate key service providers to the Company and its subsidiaries, including directors, officers and employees, and to advance the interests of the Company by providing such persons with the opportunity, through stock options, to acquire an increased proprietary interest in the Company. Since the adoption of the Stock Option Plan in 1995, options have been exercised to acquire 1,928,313 Common Shares. As at the Record Date, options to acquire 3,517,499 Common Shares have been issued and are outstanding under the previous Stock Option Plan and, together with the number of Common Shares issuable under awards made under all other securities-based compensation plans of the Company in force at this time, represents approximately 3.63% of the Company’s total issued and outstanding Common Shares. For a description of the previous Stock Option Plan, see the section titled “Equity Compensation Plan — Stock Option Plan”.

Shareholders will be asked at the Meeting to pass an ordinary resolution confirming and ratifying certain amendments to the Company’s Stock Option Plan.

In an effort to reduce shareholder value transfer pursuant to the Company’s securities-based compensation plans, the Company has amended the Stock Option Plan (as amended, the “Amended and Restated Stock Option Plan”) such that:

•

the number of Common Shares reserved for issuance to all eligible participants under the Amended and Restated Stock Option Plan has been fixed at 8,000,000 (converted from a rolling to a fixed plan), which number shall include the 3,517,499 Common Shares that are currently reserved for issuance pursuant to options that have been issued under the Stock Option Plan;

•

any Common Shares subject to an option which has been granted under the Amended and Restated Stock Option Plan and which have expired, terminated, been forfeited or been cancelled for any reason whatsoever (other than by reason of exercise) will again be available for issuance under the Amended and Restated Stock Option Plan;

•

the maximum number of Common Shares which may be reserved for issuance to non-executive directors of the Company or any subsidiary pursuant to the Amended and Restated Stock Option Plan, at any time, cannot exceed 0.7% of the issued and outstanding Common Shares at such time; the maximum number of Common Shares which may be reserved for issuance to non-executive directors of the Company or any subsidiary pursuant to the Amended and Restated Stock Option Plan and all other securities-based compensation arrangements of the Company cannot exceed 1% of the issued and outstanding common shares at such time; and the maximum number of Common Shares which may be reserved for issuance to any one such non-executive director under the Amended and Restated Stock Option Plan and all other securities-based compensation arrangements of the Company cannot exceed an annual equity award value of $100,000 per such non-executive director (noting though that the Company has not issued options to non-executive directors since December 2009);

•

any amendment that extends the term of an option beyond its original expiry shall require shareholder approval (the previous Stock Option Plan had required shareholder approval for such an amendment only if such amendment benefitted an insider); and

•	any removal of or increase to the limits to insider participation or non-executive director participation under the Amended and Restated Stock Option Plan would require shareholder approval.

Summarized below are the key terms of the Amended and Restated Stock Option Plan, the full text of which will be available at the Meeting and can be obtained upon request to the Corporate Secretary of the Company. Except where noted below, the Amended and Restated Stock Option Plan will have the same terms and conditions as the previous Stock Option Plan. A copy of the Amended and Restated Stock Option Plan will be available for review at the Meeting and may be requested in advance of the meeting from the Corporate Secretary of the Company.

The Amended and Restated Stock Option Plan will be administered by the Governance, Nominating and Compensation Committee of the Board.

Eligible Participants

All directors, officers, employees or insiders (as such term is defined in the Securities Act (Ontario)) of the Company or any subsidiary (as such term is defined in the CBCA), or any other person or company engaged to provide ongoing management or consulting services for the Company, or a corporation controlled by an eligible person under the Amended and Restated Stock Option Plan, are eligible to be granted stock options under the Amended and Restated Stock Option Plan.

Financial Assistance by the Company

The Company does not provide financial assistance to eligible persons to facilitate the purchase of Common Shares under the Amended and Restated Stock Option Plan.

Number of Securities Available for Issuance

The number of Common Shares which are reserved and set aside for issue under the Amended and Restated Stock Option Plan shall not exceed 8,000,000 Common Shares provided that:

(a)

the number of Common Shares (i) issued to insiders (as such term is defined in the TSX Company Manual for the purposes of “Securities Based Compensation Arrangements” as defined therein) of the Company, within any one year period, and (ii) issuable to insiders of the Company, at any time, under the Amended and Restated Stock Option Plan, or when combined with all of the Company’s other security-based compensation plans, shall not exceed 10% of the Company’s total issued and outstanding Common Shares, respectively;

(b)

no options shall be granted to any optionee at any time if the total number of Common Shares issuable to such optionee under the Amended and Restated Stock Option Plan, together with any Common Shares reserved for issuance to such optionee under any other securities-based compensation plans of the Company, would exceed 5% of the Company’s total issued and outstanding Common Shares at such time;

(c)

the total number of Common Shares issuable under (i) options granted under the Amended and Restated Stock Option Plan, and (ii) awards made under any other securities-based compensation arrangement of the Company within any one year period may not exceed 5% of the Company’s total issued and outstanding Common Shares; and

(d)

the maximum number of Common Shares which may be reserved for issuance to non-executive directors of the Company or any subsidiary pursuant to the Amended and Restated Stock Option Plan, at any time, cannot exceed 0.7% of the issued and outstanding Common Shares at such time; the maximum number of Common Shares which may be reserved for issuance to non-executive directors of the Company or any subsidiary pursuant to the Amended and Restated Stock Option Plan and all other securities-based compensation arrangements of the Company cannot exceed 1% of the issued and outstanding common shares at such time; and the maximum number of Common Shares which may be reserved for issuance to any one such non-executive director under the Amended and Restated Stock Option Plan and all other securities-based compensation arrangements of the Company cannot exceed an annual equity award value of $100,000 per such non-executive director.

Method of Determining Purchase Price for Securities

Under the Amended and Restated Stock Option Plan, the exercise price of each option granted under the Amended and Restated Stock Option Plan will be the “market price” as defined in the TSX Company Manual for the purposes of “Securities Based Compensation Arrangements” from time to time. The TSX Company Manual currently defines “market price” to mean the volume weighted average trading price on the TSX, or another stock exchange where the majority of the trading volume and value of the listed securities occurs, for the five trading days immediately preceding the relevant date.

Term of Stock Options

The term of options granted under the Amended and Restated Stock Option Plan may not exceed ten years from the date of grant. If no determination is made by the Governance, Nominating and Compensation Committee, the term of the options is three years.

Vesting of Stock Options

If no determination is made by the Governance, Nominating and Compensation Committee regarding vesting, options shall vest over three years and an optionee may exercise up to one-third of the options during each 12 month period following the date of grant of the options.

Exercise of Stock Options

The exercise price of any option shall in no circumstances be lower than the market price (within the meaning of Amended and Restated Stock Option Plan) of the Common Shares on the date of grant of the option. Options may be exercised from time to time by delivery to the Company at its principal office or at its registered office of a written notice of exercise addressed to the Corporate Secretary of the Company specifying the number of Common Shares with respect to which the options are being exercised and accompanied by payment in full of the option price of the Common Shares being purchased. Certificates for such Common Shares shall be issued and delivered to the optionee within a reasonable time following the receipt of such notice and payment, provided that delivery of the Common Shares is subject to the satisfaction of all applicable tax obligations, including obligations to make withholdings or deductions in respect of the benefits arising under the Amended and Restated Stock Option Plan. The Company shall have the power and right to require the optionee to remit to the Company, an amount sufficient to satisfy any applicable tax or withholding obligations required by law.

Termination of Entitlement

Subject to any express resolution of the Governance, Nominating and Compensation Committee (the “Committee”), options granted prior to April 10, 2002 expire upon the optionee ceasing to be an eligible person, unless it is as a result of retirement, permanent disability or death. Options granted on or after April 10, 2002, subject to any express resolution of the Governance, Nominating and Compensation Committee, expire (i) if the optionee is an employee dismissed without cause, 90 days after notice of dismissal, and (ii) if the optionee is a director, 90 days after the date the optionee ceases to be a director.

If, before the expiry of options in accordance with their terms, an optionee ceases to be an eligible person by reason of retirement at normal retirement age (including early retirement in accordance with the Company’s then current plans, policies or practices) or as a result of its permanent disability, the Committee, at its discretion, may allow the optionee to exercise its options to the extent that it would have been entitled at the time of retirement or disability, at any time up to and including, but not after, a date six months following the date of such event, or prior to the close of business on the expiration date of the option, whichever is earlier.

If an optionee dies before the expiry of options in accordance with their terms, the optionee’s legal representative(s) may, subject to the terms attached to the options and the Amended and Restated Stock Option Plan, exercise the options to the extent that the optionee was entitled to do so at the date of death at any time up to and including, but not after, a date one year following the date of the optionee’s death, or prior to the close of business on the expiration date of the options, whichever is earlier.

Assignability

Options are personal to the optionee and may not be assigned to anyone other than a corporation controlled by the optionee, the shares of which are and will continue to be, owned by the optionee and/or the spouse, children and/or grandchildren of the optionee.

Procedure for Amending Plan

The Board may from time to time amend, suspend or terminate the Amended and Restated Stock Option Plan, or the terms of any previously granted options, provided that no such amendment to the terms of any previously granted options may, except as expressly provided in the Amended and Restated Stock Option Plan, or with the written consent of the optionee, adversely alter or impair the terms or conditions of such options previously granted to such optionee. Any amendment will, if required, be subject to the prior approval of, or acceptance by, the TSX (or, if such Common Shares are not then listed and posted for traded on the TSX, on such stock exchange in Canada or the United States on which such Common Shares are listed and posted for trading) and any other applicable regulatory authority.

Without limiting the foregoing, the Board may amend, suspend, terminate or discontinue the Amended and Restated Stock Option Plan or any previously granted options without obtaining the approval of shareholders to:

(a)

amend the eligibility for, and limitations or conditions imposed upon, participation in the Amended and Restated Stock Option Plan (except for insider participation and non-executive director participation limits);

(b)

amend any terms relating to the granting or exercise of options, including but not limited to terms relating to the amount and payment of the exercise price, or the vesting, expiry, termination, assignment or adjustment of options;

(c)	permit the granting of deferred or restricted shares under the Amended and Restated Stock Option Plan;

(d)

add or amend any terms relating to the provision of financial assistance to optionees or resulting in eligible persons receiving securities of the Company while no cash consideration is received by the Company;

(e)	make changes that are necessary or desirable to comply with applicable laws, rules, regulations and policies of any applicable governmental entity or stock exchange;

(f)	correct or rectify any ambiguity, defective provision, error or omission in the Amended and Restated Stock Option Plan or in any option; or

(g)

amend any terms relating to the administration of the Amended and Restated Stock Option Plan, including the terms of any administrative guidelines or other rules related to the Amended and Restated Stock Option Plan.

Notwithstanding the foregoing, none of the following amendments may be made by the Board without obtaining the approval of shareholders:

(a)	any increase in the number of shares reserved for issuance or issuable under the Amended and Restated Stock Option Plan;

(b)	any reduction in the exercise price of previously granted options;

(c)	any cancellation and reissue of previously granted options;

(d)	any amendment that extends the term of an option beyond the original expiry thereof;

(e)	amendments to eligible persons that may permit the introduction or reintroduction of such individuals on a discretionary basis;

(f)	any amendment which would permit any option under the Amended and Restated Stock Option Plan to be transferable or assignable other than for normal estate settlement purposes;

(g)	any removal of or increase to the limits to insider participation or non-executive director participation under the Amended and Restated Stock Option Plan;

(h)	the addition of a cashless exercise feature; and

(i)	any change in the amendment provisions of the Amended and Restated Stock Option Plan.

The Board approved the Amended and Restated Stock Option Plan on April 1, 2013 and recommends that shareholders vote FOR the approval of this resolution. Unless otherwise indicated, the persons designated in the accompanying form of proxy intend to vote FOR the approval of the resolution (the full text of which resolution is set out in Schedule B). The Amended and Restated Stock Option Plan, to be effective, must be approved by a majority of the votes cast in person or represented by proxy at the Meeting.

6.	Approval of Amended and Restated By-law No. 1

Shareholders will be asked at the Meeting to pass an ordinary resolution confirming and ratifying certain amendments to the Company’s By-law No. 1.

The following summarizes the key amendments to the Company’s By-law No. 1 (as amended, the “Amended and Restated By-law No. 1”) to reflect current practices and to ensure consistency with recommended best practices:

•

Quorum – Section 8.12 of the Company’s previous By-law No. 1 provided that quorum at a meeting of shareholders would be met if the persons present are not less than two in number representing more than 20% of the total number of the issued shares of the Company. In order to allow a greater number of shareholders to be involved in the decision-making process, and consistent with the by-laws of large market capitalization corporations, the Amended and Restated By-law No. 1 provides that quorum at a meeting of shareholders will be met if two or more persons representing in the aggregate not less than 25% of the total number of the issued shares entitled to vote at the meeting are present;

•

No Casting Vote – Sections 3.10 and 8.17 of the Company’s previous By-law No. 1 are revised to provide that the chair presiding at any meeting of directors and shareholders, respectively, shall not be entitled to a second or casting vote;

•

Adjournments – Section 8.22 of the Company’s previous By-law No. 1 is amended to clarify that the chair of any meeting of shareholders may, and if directed by the meeting must, adjourn the meeting from time to time;

•

Transfer of Shares – Section 7.3 of the Company’s previous By-law No. 1 is amended to reflect the Company’s existing By-law No. 3 which was ratified by shareholders at the Company’s annual general and special meeting of shareholders held on May 22, 2008;

•

Meeting Procedures – a new Section 8.24 is added to clarify that the chair of a meeting of shareholders shall determine all aspects of the proceedings of that meeting and his or her decision on any matter, including the validity or invalidity of a proxy and the admissibility or inadmissibility of a proposal, shall be conclusive and binding upon the shareholders; and

•

Term of Directorship – Section 3.4 is amended such that elected directors shall hold office for a term expiring not later than the close of the first annual meeting of shareholders following his or her election.

In addition to the foregoing amendments, the Amended and Restated By-law No. 1 includes certain other clean-up and clarification amendments such as the addition of clauses dealing with severability and conflict with the CBCA. A complete copy of the Amended and Restated By-law No. 1 is set out in Appendix I to this Circular. The Amended and Restated By-law No. 1, the Company’s existing By-law No. 2 and the proposed Advance Notice By-law (as defined below) are also available on SEDAR at www.sedar.com. Copies of all three by-laws may also be requested from the Corporate Secretary of the Company.

The Board approved the Amended and Restated By-law No. 1 on April 1, 2013 and recommends that shareholders vote FOR the approval of this resolution. Unless otherwise indicated, the persons designated in the accompanying form of proxy intend to vote FOR the approval of the resolution (the full text of which resolution is set out in Schedule C). The Amended and Restated By-law No. 1, to continue to be effective, must be approved by a majority of the votes cast in person or represented by proxy at the Meeting.

7.	Approval of Advance Notice By-law

Shareholders will be asked at the Meeting to pass an ordinary resolution confirming and ratifying a new by-law setting out the process for director nominations (the “Advance Notice By-law”).

The Company believes that all shareholders should be provided with sufficient disclosure about director nominees, including dissident nominees, within a reasonable amount of time prior to a meeting at which directors are to be elected so that they can make appropriate decisions on the election of directors. The Advance Notice By-law is intended to facilitate a transparent, orderly and fair director nomination process, pursuant to which all shareholders would be made aware of potential proxy contests in advance of a meeting where directors are to be elected. In particular, a shareholder wishing to nominate a director would be required to provide notice to the Company as follows:

(a)

In the case of an annual general meeting – not later than the close of business on the 30th day and not earlier than the opening of business on the 65th day before the date of the meeting; provided, however, if the first public announcement made by the Company of the annual meeting date is less than 50 days prior to the meeting date, not later than the close of business on the tenth day following the day on which the first public announcement of the date of the shareholder meeting was made by the Company;

(b)

In the case of a special shareholder meeting (which is not also an annual meeting) called for the purpose of electing directors (whether or not called for other purposes) – not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting of shareholders was made by the Company.

If confirmed and ratified, the Advance Notice By-law will provide a mechanism through which shareholders are able to receive appropriate disclosure with respect to dissident director nominees prior to a meeting. It will also provide the Company with the opportunity prior to the meeting to confirm the eligibility of a proposed director to serve as an independent director and to confirm certain other information that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee. The information that would be required to be provided about a dissident director nominee includes: the name, age, business address and residential address, the principal occupation or employment of the proposed nominee; the number of Common Shares which are controlled or which are owned beneficially or of record by the proposed nominee; and such other information as would be required to be disclosed in a dissident’s proxy circular in connection with solicitation of proxies for election of directors pursuant to applicable corporate and securities laws. In addition, the nominating shareholder would be required to disclose information about any arrangements pursuant to which it has a right to vote any shares of the Company, along with any other information that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to applicable corporate and securities laws.

Including advance notice requirements as part of a corporation’s by-laws has become a very common and important tool for public companies to ensure that shareholders are provided with appropriate and timely information in connection with the election of directors. The proposed timing for the delivery of a notice under the Advance Notice By-law and the information that would be required to be submitted are in keeping with recognized good governance principles. Moreover, the Advance Notice By-law will benefit shareholders by:

•	facilitating orderly nomination and meeting processes;

•	treating all shareholders (including those participating in person or by proxy at the meeting), fairly by providing timely and adequate notice of the nominations; and

•	allowing all shareholders to fully participate in the directors election process and to register an informed vote.

The full text of the Advance Notice By-law is set out in Appendix II to this Circular. The Advance Notice By-law, the proposed Amended and Restated By-law No. 1 and the Company’s existing By-law No. 2 are also available on SEDAR at www.sedar.com. Copies of these documents may also be requested from the Corporate Secretary of the Company.

The Board approved the Advance Notice By-law on February 21, 2013 and recommends that shareholders vote FOR the confirmation and ratification of this resolution, the full text of which is set out in Schedule D of this Circular. Unless otherwise indicated, the persons designated in the accompanying form of proxy intend to vote FOR the confirmation and ratification of the resolution. The Advance Notice By-law, to continue to be effective, must be approved by a majority of the votes cast in person or represented by proxy at the Meeting.

8.	Other Matters

Management is not aware of any other matters to come before the Meeting other than those set out in the attached Notice. If other matters come before the Meeting, it is the intention of the persons named in the form of proxy to vote in accordance with their best judgment on such matters.

REPORT ON EXECUTIVE COMPENSATION

Compensation Committee Report

An overriding goal for the Company is to create value for shareholders. NAP’s approach to executive compensation reflects this goal and is designed with the following objectives in mind:

1.	Aligning the interests of executives with the short and long term interests of shareholders.

2.	Linking executive compensation to the performance of both the Company and the individual.

3.	Emphasizing variable compensation to reinforce pay for performance through achievement of current year corporate objectives and progressing longer term strategies.

4.	Compensating executives at a level and in a manner that ensures NAP is capable of attracting, motivating and retaining qualified personnel.

To achieve these objectives, the Company’s compensation plan consists of three components:

1.	Base Salary;

2.	Short Term Incentives; and

3.	Long Term Incentives.

The sum of these three key compensation components equals total direct compensation. Approximately two-thirds of the target total direct compensation is performance-based, which ties total direct compensation to achievement of current year corporate objectives and progressing longer term strategies. A review of NAP’s executive compensation practices was completed in 2012, and to strengthen alignment between pay and performance and retain key personnel, NAP increased the percentage of long-term incentives granted in the form of Restricted Share Units and reduced the percentage of short term incentives and stock options granted to senior executives.

2012 was a year of leadership renewal as NAP transitioned to a new President and Chief Executive Officer and appointed a new Chief Financial Officer early in 2013. Revenues for the year grew to $160.7 million; however NAP recorded a net loss for the year of $66 million due primarily to an impairment charge of $56 million on its gold assets located in Quebec.

The LDI mine produced 163,980 ounces of payable palladium achieving the higher end of management’s production guidance of 150,000 to 160,000 ounces at a cash cost per ounce1 (net of byproduct credits) of US$401. By year end, the Company made significant progress advancing the critical aspects of its LDI mine expansion. On surface, the major construction components were completed. The headframe, main substation, hoist house, service hoist and auxillary hoist

[1]	Non-IFRS measure.

were fully operational and completed. Underground, shaft sinking was progressing in line with schedule with ramp and stope development also progressing on schedule. In July of 2012, with development at the Vezza gold project well advanced, management embarked on a process of exploring divestiture opportunities for its gold assets in order to focus on palladium, which resulted in the sale of the gold division in the first quarter of 2013.

In determining executive compensation for 2012, the Governance, Nominating and Compensation Committee took into consideration corporate performance and individual performance. Although individual performance of our executives met 2012 performance objectives on a number of fronts, stock price performance and performance at Vezza fell short of expectations. Total direct compensation for the Named Executive Officers (as such term is defined in Form 51-102F6 – Statement of Executive Compensation) for 2012 reflects the challenges faced. See “Compensation of Named Executive Officers” below.

NAP’s approach to executive compensation is described in greater detail below under “Compensation Discussion and Analysis”. We believe that our approach has been applied in a consistent manner and continues to support our goal of creating significant value for our shareholders.

Role of the Governance, Nominating and Compensation Committee

In 2012, the Committee was comprised of Messrs. Van Staveren (Chair), Berlin, and Weymark.

One of the roles of the Committee is to undertake periodic, independent reviews of market conditions to ensure that the executive officers of the Company are paid competitively relative to other comparable participants in the industry. When deemed necessary, the Committee may call upon outside resources to assist with these reviews and to ensure that the comprehensive executive compensation packages available to executive officers are sufficient, without being excessive, to retain the existing compliment of executive officers and to recruit others into this group as an integral part of facilitating and sustaining the advancement of the Company’s strategic objectives and its ongoing operations. Similarly, the Committee reviews and ensures that the directors’ compensation packages are competitive in light of the responsibility and the time commitment required from directors relative to other comparable participants in the industry. Based on such reviews, the Committee makes recommendations to the Board with respect to changes to executive compensation and director compensation. For more information regarding this Committee, see “Statement of Corporate Governance Practices — Governance, Nominating and Compensation Committee” in this Circular.

In assessing 2012 performance and determining appropriate compensation levels, the Committee considered, among other things: safety record across the organization, operating performance at the Company’s Lac des Iles mine and Vezza project, timeline and capital costs associated with development projects, consolidated performance of the Company, share price performance and individual objectives. The Committee also considered the impact of the loss of two executive officers and the desire to retain the other three Named Executive Officers.

Compensation Benchmarking Study

In 2011, Mercer (Canada) Limited (“Mercer”) was retained as an advisor to the Committee to complete a market review of the compensation levels of the individuals who served in the capacity of President and Chief Executive Officer, Vice President, Finance and Chief Financial Officer and the other three most highly compensated executive officers of the Company who served in such capacities during the year ended December 31, 2011 and whose total salary and bonus, individually, exceeded $150,000, and the Company’s non-executive directors relative to a comparator group of Canadian mining companies.

The decisions reached by the Committee may reflect factors and considerations other than the information and findings provided by Mercer.

In 2011, the scope of Mercer’s service was limited to supporting the Committee’s compensation review, and Mercer was not involved in business development or other activities with the Company.

The following table provides the fees paid by the Company for services rendered by Mercer in 2011 and 2010(1):

Type of Service Provided	2011	2010

Executive Compensation-Related Fees	$17,000	$17,000

All Other Fees	Nil	$13,000(2)

Total Annual Fees:	$17,000	$30,000

(1)

The table does not include fees paid to Marsh Canada Limited (an affiliate of Mercer) for insurance brokerage services. The Company paid Marsh Canada Limited $1,795,569, $1,555,331 and $1,332,993 for insurance brokerage services in 2012, 2011 and 2010, respectively.

(2)	In 2010, Mercer was retained to conduct a review of Board compensation.

In selecting the comparator group, the Committee sought to select a group comprised primarily of mid-tier TSX listed mining companies with a Canadian head office, a focus on palladium or gold production, less than three operating and/or near-term production mines, comparable revenue and a market capitalization of less than $2 billion. The 11 peer companies chosen for comparison were: Alamos Gold Inc., AuRico Gold Inc. (formerly Gammon Gold Inc.), Aurizon Mines Ltd., Dundee Precious Metals Inc., Eastern Platinum Ltd., Golden Star Resources Ltd., Great Basin Gold Ltd., Jaguar Mining Inc., Lake Shore Gold Corp., Northgate Minerals Corp. (pre-acquisition by AuRico Gold Inc.) and Stillwater Mining Company (collectively, the “comparator group”). Mercer compared the Company’s compensation for its executive officers against the comparator group and provided its findings in an executive compensation review dated December 14, 2011.

Due to the comprehensive review conducted by Mercer in late 2011 and the departure of the Company’s Chief Executive Officer and Chief Financial Officer, the Committee and Board elected not to conduct a review of executive compensation following the end of 2012 and instead decided to keep executive compensation essentially unchanged in 2013.

Compensation Discussion and Analysis

Objectives of Compensation Strategy

The primary focus of the Company’s compensation strategy is to provide a comprehensive executive compensation package designed to attract and retain executive officers while taking into consideration the overall strategies and objectives of the Company. The compensation strategy also recognizes the importance of balancing the financial interests and objectives of executive officers and other members of senior management with the financial interests and objectives of shareholders.

The Company’s compensation policy in respect of executive compensation emphasizes incentive compensation linked to business success and features three major measurement indicia:

•	Performance of the Company;

•	Performance of the employee; and

•	Compensation paid to employees with similar responsibilities and experience in comparable companies.

The performance of the Company is evaluated by comparing its performance against targeted performance for a given period and by ascertaining whether the Company met its objectives. The performance of the employee is measured by evaluating his contribution to the performance of the Company in respect of corporate objectives as well as role specific objectives and leadership factors. The amount of bonuses paid to the Named Executive Officers for 2012 was based on each Named Executive Officer’s performance against his short term incentive plan (“STIP”) objectives. See “Short Term Incentives” below. With respect to executive compensation, significant emphasis is placed on awarding a proper compensation mix, including cash remuneration in the form of competitive base salaries and annual bonuses and long-term incentives in the form of stock options and restricted share units (“RSUs”).

Elements of Executive Compensation

Compensation of our Named Executive Officers includes the following components:

•	Base Salary;

•	Short Term Incentives; and

•	Long Term Incentives.

The Committee believes these elements of compensation, when combined, form an appropriate mix of compensation. These elements provide competitive salary, link the majority of our executives’ compensation to corporate and individual performance (which induces and rewards behaviour that creates long-term value for shareholders and other stakeholders), and encourage retention with time-based vesting attached to long-term equity-based incentives.

The compensation mix between base salary and at-risk pay (short-term and long-term incentives), and the balance between short-term (paid in cash) and long-term incentives (paid in stock options and RSUs), are designed to ensure that executive officers do not take inappropriate or excessive risks in the performance of their duties. Before recommending the compensation mix to the Board, the Committee undertakes an annual review of the compensation policies and programs and considers the implications of the risks associated with such policies and programs. Based on its most recent review, the Committee did not identify any risks from the compensation policies and practices that are reasonably likely to have a material adverse effect on the company. In addition to the Committee’s recommendations, the Board considered the results from Mercer’s 2011 market review of compensation programs and practices, including the compensation mix of the comparator group.

In 2012, the mix of total direct compensation payable to our Named Executive Officers was as follows:

Base Salary

On an individual basis, annual base salaries are reviewed for each Named Executive Officer and adjusted where it is deemed necessary. In order to ensure that base salaries are competitive relative to similar positions within the mining industry in Canada, industry salary surveys are reviewed. Other considerations taken into account when examining base salaries include years of experience, the contribution which the Named Executive Officer can make and has made to the success of the Company, the level of responsibility and authority inherent in the Named Executive Officer’s job and leadership qualities of the individual.

Mercer’s 2011 report found that the annual base salaries of the Company’s Chief Executive Officer and the Chief Financial Officer were positioned in the 25th percentile of the comparator group, and the annual base salary of the Company’s Vice President and Chief Operating Officer was competitive relative to the median of the comparator group. No base salary increases for Named Executive Officers were made for 2012.

Short Term Incentives

The Company has a STIP developed by the Committee and approved by the Board, pursuant to which the Named Executive Officers are eligible for an annual bonus calculated as a percentage of their annual base salary if certain performance criteria prescribed by the STIP are satisfied. Short term incentives for Named Executive Officers are based on two factors, namely (i) the achievement of specific corporate objectives and (ii) the executives’ individual performance. In 2012, the weighting for each element was 60% and 40% respectively for the Chief Executive Officer, 50% and 50% respectfully for the Vice President and Chief Operating Officer, and 40% and 60% respectfully for the Chief Financial Officer. The evaluation of NAP’s corporate performance is based on its achievement of various specific targets such as cash flow from operations, share price performance, production goals and meeting capital expenditure budgets. The individual performance component is more subjective and is based on individual goals established at the beginning of the year for each executive, which are linked to the achievement of the Company’s goals.

NAP’s incentive compensation policy provides for targets for short term incentive compensation as a percentage of base salary of 100% for the Chief Executive Officer, 60% for the Vice President and Chief Operating Officer and 50% for the Chief Financial Officer. These targets are then multiplied by a performance factor (ranging from 1 to 1.5) to arrive at a final bonus as a percentage of salary. The performance factor is designed to provide the flexibility to recognize exceptional performance of an executive and is determined by the Compensation Committee with respect to the Chief Executive Officer and jointly by the Compensation Committee and the Chief Executive Officer for the remaining Named Executive Officers. The performance factor, together with the targets, create a limit (the “maximum permissible bonus”) on the annual incentive compensation as a percentage of base salary of 150% of base salary for the Chief Executive Officer, 90% of base salary for the Vice President and Chief Operating Officer and 75% of base salary for the Chief Financial Officer.

The following formula demonstrates how bonuses are calculated:

[(Corporate Component x X%) + (Individual Component x Y%)]

x Executive Target Percentage x Performance Factor

= Bonus as a Percentage of Salary

X and Y vary depending on the Executive’s position, and equal 100%

Mercer’s 2011 report found that the total cash compensation (i.e. base salaries plus target short term or annual performance incentives) of the Company’s Named Executive Officers was competitively positioned relative to the median of the market comparators other than the CEO. The CEO’s base salary was found to be below the median but his target short term incentive as a percentage of base salary (100%) offset this finding as it was higher than the comparator group (66%), resulting in potential total cash compensation above the median of the comparator group (assuming the maximum permissible bonus is paid in its entirety). The target short term incentives as a percentage of base salaries of the Company’s other Named Executive Officers were slightly above the median of the comparator group.

The most significant performance factors underlying 2012 corporate objectives were production targets, operating costs per tonne and advancing the expansion of the Lac des Iles mine on budget and on schedule. Although the Company met production targets and made significant progress advancing the critical aspects of the Lac des Iles mine expansion, corporate performance fell short of established targets due to the operating results at Vezza and poor stock price performance.

Ultimately, the Committee uses its discretion at the end of the year when comparing actual achievements against the performance criteria prescribed by the STIP. The Committee believes that rigid formulas can occasionally lead to an unwarranted result that does not accurately reflect performance and believes that the discretion of the Board should be the ultimate determinant of final, overall compensation within the context of pre-determined guidelines. The Committee concluded that the lower results on the corporate objectives should be given a greater rating than prescribed by the formula and the Named Executive Officers received short term incentive compensation significantly below target. See “Summary Compensation Table” in this Circular for actual bonus amounts paid to Named Executive Officers for 2012, as set out under the “Non-equity incentive plan compensation — Annual incentive plans” column of the table.

Long Term Incentives

Long term incentives such as stock options and RSUs are a means of aligning the compensation of executive officers with the performance of the Company and the interests of shareholders. In determining whether to grant stock options or RSUs to an executive officer and in determining the number of stock options or RSUs granted, factors taken into consideration include the relative position of the individual executive officer, the contribution made by that officer during the review period, the number of stock options or RSUs previously granted and the resulting level of total compensation in relation to the Named Executive Officer’s comparator group position. Executive officers may also participate in the Company’s RRSP Plan, under which the Company makes contributions on behalf of the employee in, at the Company’s discretion, cash, Common Shares issued from treasury, or a combination thereof. See also “Other Information — Equity Compensation Plans”.

In 2011 Mercer found that the total direct compensation (i.e. total cash compensation plus three-year average long term incentives) of the Company’s Named Executive Officers was competitively positioned at the median of the comparator group except for the Chief Operating Officer who was found to be in the 75th percentile of the comparator group. Mercer also noted in its report that the three-year average long term incentives as a percentage of base salaries of the Company’s Named Executive Officers are competitive with the median of the comparator group, except for the Chief Executive Officer whose average long term incentive proportion (at 108%) was below the median of the comparator group (at 140%) and the Chief Operating Officer whose average long term incentive proportion (at 192%) was significantly higher than the median of the comparator group (at 112%) but this could be explained by the sign-on equity grants he received upon joining the Company.

While Named Executive Officers did not meet a number of their STIP performance objectives in 2012, the Committee believes that as a result of the work of the Named Executive Officers, the Company is well-positioned to outperform its peers over the next few years due to both exploration success and the advancement of the expansion of the Lac des Iles mine, which are expected to increase production levels, decrease operating costs, and provide a pipeline for future growth. In addition, two of the Named Executive Officers have left the Company and the Committee believes it is important to ensure retention of the remaining Named Executive Officers during this transformative period. The RSU grants recommended to and approved by the Board reflect these factors and the desire to align management interests with the interests of shareholders.

Managing Compensation-Related Risk

The nature of the mining industry has caused the Board to adopt a conservative approach to risk management, and the compensation program has been structured in a way that reinforces this. The Committee provides risk oversight with respect to the Company’s compensation program.

The Company’s compensation program is structured in a way that does not encourage excessive risk-taking by employees. Performance targets are designed to measure a mixture of financial and non-financial measures and to balance short term and longer term objectives. No single metric or objective can significantly impact executive compensation in a given year.

A significant portion of executive compensation is variable or at risk because it is not guaranteed. The Company also has a maximum limit of one and a half (1.5) times target on payouts under the STIP.

The Committee believes that all of the above helps to ensure that the Company’s executive compensation program motivates executive officers without encouraging them to take inappropriate or excessive risk.

Performance Graph

The following graph compares the total cumulative shareholder return for $100 invested in Common Shares on January 1, 2008 with the cumulative total return of the S&P/TSX Composite Index and the S&P/TSX Global Mining Index for the five most recently completed financial years. The total cumulative shareholder return for $100 invested in Common Shares was $36.81 compared to $104.13 for the S&P/TSX Composite Index and $89.57 for the S&P/TSX Global Mining Index.

	Jan 1,	Dec 31,	Dec 31,	Dec 31,	Dec 30,	Dec 31,
	2008	2008	2009	2010	2011	2012
NAP Share Price
(TSX)	$100.00	$60.71	$100.82	$189.29	$71.70	$36.81
S&P/TSX Composite
Index	$100.00	$67.00	$90.48	$106.41	$97.14	$104.13
S&P/TSX Global
Mining Index	$100.00	$61.35	$95.30	$121.56	$91.23	$89.57

Performance Graph 2013

The following graph compares the total cumulative shareholder return for $100 invested in Common Shares on January 1, 2013 with the cumulative total return of the S&P/TSX Composite Index and the S&P/TSX Global Mining Index on January 1, 2013 up to April 1, 2013. The total cumulative shareholder return for $100 invested in Common Shares was $112.00 compared to $101.96 for the S&P/TSX Composite Index and $87.90 for the S&P/TSX Global Mining Index.

	Jan 1, 2013	Feb 1, 2013	Mar 1, 2013	Apr 1, 2013

NAP Share Price (TSX)	$100.00	$112.00	$97.33	$112.00

S&P/TSX Composite Index	$100.00	$102.00	$102.21	$101.96

S&P/TSX Global Mining Index	$100.00	$96.95	$89.28	$87.90

The S&P/TSX Composite Index is an index of the share prices of the largest companies on the TSX as measured by market capitalization. Stocks included in this index cover all sectors of the economy, and the S&P/TSX Composite Index has traditionally been heavily weighted towards financial stocks. The S&P/TSX Global Mining Index is comprised of the world’s leading mining companies with holdings and projects all over the globe. Stocks included in this index provide diverse geographic exposure to mining companies and broad exposure to metals and minerals. As such, it is difficult to directly compare our NEO compensation with the trends reflected in the graph above.

The Company is of the view that compensation levels for the Named Executive Officers cannot and should not be directly compared to year over year relative share price performance. Global commodity prices, particularly the price of palladium, and general market conditions are significant factors affecting the Company’s share price and these are beyond the control of the Company’s officers.

The Company’s executive compensation package is designed to attract and retain top quality managers for the longer term to manage and grow the business through both adverse and favourable economic cycles. In 2012, short-term incentives (cash bonuses) paid to our Named Executive Officers were significantly lower than in 2010 and 2011 partially due to general market conditions, which were reflected in the Company’s share price. In addition, a significant portion of Named Executive Officer compensation is based on long-term incentives with the ultimate value received tied directly to the Company’s share price performance.

Compensation of Named Executive Officers

The following table sets forth all annual and long-term compensation for services in all capacities to the Company and its subsidiaries for each of the past three fiscal years ended December 31 in respect of the Named Executive Officers.

Summary Compensation Table

					Non-equity incentive plan compensation
Name and principal position	Year	Salary ($)	Share- based awards(1) ($)	Option- based awards(2) ($)	Annual incentive plans(3) ($)	Long- term incentive plans ($)	All other compensation(4) ($)	Total compensation ($)
William J. Biggar	2012	393,750(5)	Nil	Nil	Nil	Nil	995,076(5)	1,388,826
President & Chief Executive	2011	525,000	Nil	574,424	100,000	Nil	32,340	1,231,764
Officer	2010	500,000	Nil	801,000	400,000	Nil	15,135	1,716,135

André J. Douchane	2012	Nil(6)	65,000(6)	Nil	Nil	Nil	Nil	65,000
Interim Chief Executive	2011	-	-	-	-	-	-	-
Officer	2010	-	-	-	-	-	-	-

Gregory R. Struble	2012	350,000	Nil(1)	Nil	Nil	Nil	28,064	378,064
Vice President & Chief	2011	350,000	Nil	459,539	100,000	Nil	21,735	931,274
Operating Officer	2010	25,353(7)	300,000	934,500	Nil	Nil	247	1,260,100

Jeffrey A. Swinoga(8)	2012	285,000	Nil	Nil	Nil	Nil	21,908	306,908
Vice President, Finance &	2011	285,000	Nil	287,212	40,000	Nil	22,051	634,263
Chief Financial Officer	2010	270,000	Nil	333,750	90,000	Nil	10,272	704,022

David Peck	2012	146,000(9)	30,000	69,176	Nil	Nil	Nil	245,176
Head of Exploration	2011	-	-	-	-	-	-	-
	2010	-	-	-	-	-	-	-

Brad Corrigan	2012	240,000	48,000	Nil	48,000	Nil	9,990	345,990
General Manager, Lac des Iles	2011	48,300(10)	Nil	109,864	Nil	Nil	108,927(10)	267,091
Mine Operations	2010	-	-	-	-	-	-	-

(1)

The “Share-based Awards” figures reflect the grant date fair value of RSUs granted under the Company’s RSU Plan. Grant date fair value for each RSU is equivalent in value to the fair market value of the weighted average trading price per Common Share on the TSX for the five trading days immediately preceding the date of the grant, and adjusted to reflect changes in market value until the date of redemption. The 2012 amounts in this column reflect RSU awards valued at $65,000, $30,000 and $48,000 that the Company anticipates will be made to Messrs. Douchane, Peck and Corrigan, respectively, during the second quarter of 2013 for performance during 2012. The Company also intends to make an RSU award valued at $100,000 to Mr. Struble for retention purposes, the vesting of which will be subject to the satisfaction of certain performance objectives in 2013.

(2)

The “Option-based Awards” figures reflect the fair value of options granted in accordance with the Company’s Stock Option Plan on the grant date. The fair value of these options on their grant date is calculated by using the Black-Scholes option valuation model. The Black-Scholes option valuation is determined using the expected life of the stock option, expected volatility of the Common Share price, expected dividend yield, and risk-free interest rate. The Company assigns an exercise price equivalent to the value of one Common Share on the TSX on the date immediately preceding the date of the grant. The assumptions used in the valuation are based on an actual term of five years and a vesting period of three years. IFRS 2 requires recognition in the Company’s financial statements of an expense for option awards using the fair value method of accounting. Under this method, the fair value of an award at the grant date is amortized over the applicable vesting period and recognized as a compensation expense.

(3)

The “Annual incentive plans” figures reflect the bonuses paid to each Named Executive Officer in March 2013 based on his performance against the 2012 STIP targets (see “Compensation Discussion and Analysis — Elements of Compensation”).

(4)	Consists of premiums paid for health insurance, life insurance, RRSP contributions, and fitness benefits for Named Executive Officers.

(5)

The “Salary” figure represents salary paid to the date Mr. Biggar’s employment terminated on September 30, 2012. The “Other compensation” figure includes $775,000 in severance in accordance with the terms of Mr. Biggar’s employment agreement, as well as $193,750 paid to Mr. Biggar for providing consulting services to the Company following September 30, 2012.

(6)

Mr. Douchane assumed the role of Interim Chief Executive Officer of the Company from September 30, 2012 to March 25, 2013. Mr. Douchane receives compensation as a director of the Company. The Company intends to grant Mr. Douchane RSUs valued at $65,000 as compensation for his role as Interim Chief Executive Officer in 2012. See “Board of Directors Compensation — Director Compensation Table” below for details on Mr. Douchane’s remuneration as a director.

(7)

2010 Compensation is not for a full year of service. Mr. Struble joined the Company on December 6, 2010. Mr. Struble’s total compensation for 2010 includes sign-on share and option based awards granted at the time he joined the Company.

(8)	Mr. Swinoga resigned as Vice President, Finance and Chief Financial Officer of the Company effective January 4, 2013.

(9)	Compensation is not for a full year of service. Mr. Peck joined the Company on March 5, 2012, pursuant to the terms of a consulting services agreement with the Company.

(10)

Compensation is not for a full year or service. Mr. Corrigan joined the Company on September 19, 2011. Pursuant to the terms of Mr. Corrigan’s employment agreement, Mr. Corrigan is entitled to an employee loan of $100,000. The loan will be forgiven upon: (a) completion of 24 months of employment with the Corporation; and (b) payment to the Corporation of all amounts required to be withheld by the Corporation for income tax purposes.

Outstanding Share-based Awards and Option-based Awards

The following table sets forth the options to purchase securities and RSUs of the Company granted to Named Executive Officers outstanding as at December 31, 2012.

	Option-based Awards(1)				Share-based Awards(2)
Name	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in-the-money options(3) ($)	Number of RSUs that have not vested (#)	Market or payout value of RSUs that have not vested(4) ($)	Market or payout value of vested share based awards not paid or distributed ($)
William J. Biggar	500,000	2.80	Jan. 18, 2017	Nil	Nil	N/A	N/A
	300,000	6.24	Dec. 7, 2015	Nil
	50,000	3.22	Dec. 7, 2017	Nil
	750,000	2.20	Sep. 30, 2016	307,500
André J. Douchane(5)	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Gregory R. Struble	400,000	2.80	Jan. 18, 2017	Nil	16,015	20,820	41,640
	350,000	6.24	Dec. 7, 2018	Nil
Jeffrey A. Swinoga	250,000	2.80	Jan. 18, 2017	Nil	Nil	N/A	N/A
	125,000	6.24	Dec. 7, 2015	Nil
	25,000	3.22	Dec. 7, 2017	Nil
	200,000	2.85	July 19, 2017	Nil
David Peck	50,000	2.90	Mar. 4, 2017	Nil	Nil	Nil	Nil
Brad Corrigan	50,000	3.26	Aug. 10, 2016	Nil	Nil	Nil	Nil
	10,000	2.90	Jan. 10, 2017	Nil

(1)	The “Option-based Awards” figures represent all options awarded to Named Executive Officers under the Stock Option Plan outstanding as at December 31, 2012.

(2)	The “Share-based Awards” figures repressent all RSUs awarded to Named Executive Officers under the RSU Plan outstanding as at December 31, 2012.

(3)

The “Value of unexercised in-the-money options” figures reflect the aggregate dollar amount of in-the-money unexercised options that are either vested or unvested held at the end of the year. The amount is calculated based on the difference between the price per Common Share at the close of business on the TSX on December 31, 2012, which was $1.30, and the exercise price of the option.

(4)

The “Market or payout value of share-based awards that have not vested” figures reflect the aggregate market value or payout value of RSUs that have not vested, based on the closing price of Common Shares on the TSX on December 31, 2012.

(5)

Mr. Douchane assumed the role of Interim Chief Executive Officer of the Company from September 30, 2012 to March 25, 2013. Mr. Douchane receives compensation as a director of the Company, and the Company intends to grant Mr. Douchane RSUs valued at $65,000 as compensation for his role as Interim Chief Executive Officer in 2012. See “Board of Directors Compensation — Outstanding Share-based Awards and Option-based Awards” table below for details on Mr. Douchane’s remuneration as a director.

Incentive Plan Awards — Value Vested or Earned During 2012

For the year ended December 31, 2012, the following table sets forth for each Named Executive Officer the value that would have been realized if the options granted under the Stock Option Plan had been exercised on their vesting date, the value for RSUs had they been exercised on their vesting date and the value earned under non-equity incentives (i.e. STIP).

Name	Option-based Awards — Value vested during the year(1) ($)	Share-based Awards (RSUs) — Value vested during the year(2) ($)	Non-equity incentive plan compensation — Value earned during the year(3) ($)
William J. Biggar	Nil	Nil	Nil
André J. Douchane	Nil	Nil	Nil
Jeffrey A. Swinoga	Nil	Nil	Nil
Gregory R. Struble	Nil	22,901	Nil
David Peck	Nil	Nil	Nil
Brad Corrigan	Nil	Nil	48,000

(1)

Figures represent the value that would have been realized from all options vested during 2012, calculated based on the difference between the closing price of Common Shares on the TSX on the date of vesting and the exercise price of the option.

(2)	Figures represent the value realized for RSUs that vested during 2012, calculated based on the volume weighted average price of the Common Shares on the TSX for the five days preceding the grant date.

(3)

Figures represent the bonuses that would have been paid to each Named Executive Officer in March 2013 based on his performance against the 2012 STIP targets. See “Annual Incentive Plans” in Summary Compensation Table above.

Employment Contracts and Termination and Change of Control Entitlements

The Company entered into employment or consulting services agreements with each of the Named Executive Officers, except for Mr. Douchane who served as Interim Chief Executive Officer from September 30, 2012 to March 25, 2013. Generally, the agreements provide the position, term and duties of each Named Executive Officer. The agreements contain non-solicitation covenants in favour of the Company during the term of the Named Executive Officer’s employment and for a period of at least one year thereafter. Except for Mr. Peck’s consulting services agreement which provides that he shall not be entitled to participate in the Company’s health, dental and other benefit plans, the agreements provide that the Company shall pay each Named Executive Officer an annual base salary, the right to participate in all health, dental and other benefit plans of the Company, the right to participate in the Company’s STIP and the right to receive stock options or RSUs upon approval from the Board. Pursuant to the STIP, the Named Executive Officers are eligible to receive a performance bonus in accordance with the Company’s compensation policy. The amount of any such performance bonus and the related performance criteria are determined from time to time by the Governance, Nominating and Compensation Committee and are subject to approval by the Board. See “Compensation and Analysis — Elements of Compensation — Short Term Incentives” in this Circular.

The terms of Mr. Biggar and Mr. Swinoga’s employment contracts have not been included in this discussion as Mr. Biggar left the Company in September of 2012, and his severance payments have been included in the Summary Compensation Table, and Mr. Swinoga resigned effective January 4, 2013 and did not receive any severance payments.

Pursuant to the Company’s employment agreement with Mr. Struble, in the event that the Company terminates his employment without cause or he terminates his employment for “Good Reason” (as defined below), he shall receive (i) an amount equal to base salary, plus an amount equal to the average of the annual bonus paid by the Company for each of the two calendar years immediately preceding the date of termination for 12 months, (ii) an amount equal to the Company’s cost for maintaining his benefits for 12 months, and (iii) entitlements in accordance with the terms of his options. In the event that the Company terminates Mr. Struble’s employment following a change of control, entitlements are based on an 18 month period instead of a 12 month period. In the event of a change of control, all unvested share and option-based awards held at such time shall immediately vest and become exercisable.

“Good Reason” is defined as (i) any material change in the duties, responsibilities, authority or status of the executive, (ii) certain reductions to the annual compensation entitlements of the executive, (iii) any material breach or non-observance by the Company of a material provision of the employment agreement between the Company and the executive that has not been rectified within a certain time period, (iv) written notice from an executive of his departure within six months of a change of control of the Company, and (v) any other reason which would be considered to amount to constructive dismissal by a court of competent jurisdiction.

Pursuant to the Company’s employment agreement with Mr. Corrigan, in the event that the Company terminates his employment without cause, Mr. Corrigan shall receive (i) if he is terminated during the first two years of service, a lump-sum amount equal to one (1) month of his base salary for each year of service, (ii) if he is terminated after the first two years of service, a lump-sum amount equal to three (3) months of his base salary plus an additional month of his base salary for the third year of service and for each additional full year of service completed, to a maximum of nine (9) months of his base salary, and (iii) any portion of the base salary and accrued vacation pay, if any, that is accrued to the date of termination but not yet paid. In the event that the Company terminates Mr. Corrigan’s employment following a change of control, Mr. Corrigan shall be entitled to a lump sum payment equal to 12 months’ of his salary as at the date of termination. Furthermore, in the event of a change of control, all unvested share and option-based awards held at such time shall immediately vest and become exercisable.

Mr. Peck’s consulting services agreement may be terminated by either party by providing 90 days notice and does not contain a “Resignation for Good Reason” or change of control provision.

Termination of Employment Without Cause / Resignation for Good Reason

The table below sets out the estimated incremental payments due to each Named Executive Officer upon a termination without cause or a resignation for Good Reason, assuming that it took place on December 31, 2012.

	Base Salary ($)	Bonus ($)	Option-Based Awards ($)	All Other Compensation ($)	Total ($)
André J. Douchane	Nil(1)	Nil	Nil	Nil	Nil
Gregory R. Struble	350,000	50,000	Nil	12,350	412,350
David Peck	Nil	Nil	Nil	Nil	Nil
Brad Corrigan	40,000	Nil	Nil	Nil	40,000

(1)

Mr. Douchane assumed the role of Interim Chief Executive Officer of the Company from September 30, 2012 to March 25, 2013. While Mr. Douchane receives compensation as a director of the Company, no payment would be due upon a termination without cause or resignation from his role as Interim Chief Executive Officer.

Termination of Employment Upon a Change of Control

The table below sets out the estimated incremental payments due to each Named Executive Officer upon a change of control, assuming that it took place on December 31, 2012.

	Base Salary ($)	Bonus ($)	Option-Based Awards ($)	All Other Compensation ($)	Total ($)
André J. Douchane	Nil(1)	Nil	Nil	Nil	Nil
Gregory R. Struble	525,000	75,000	558,500	18,500	1,177,000
David Peck	Nil	Nil	Nil	Nil	Nil
Brad Corrigan	240,000	Nil	Nil	Nil	240,000

(1)

Mr. Douchane assumed the role of Interim Chief Executive Officer of the Company from September 30, 2012 to March 25, 2013. While Mr. Douchane receives compensation as a director of the Company, no payment would be due following a termination of his employment as Interim Chief Executive Officer upon a change of control.

Pursuant to their employment or consulting agreements, each of the Named Executive Officers has agreed that he will not, among other things, during the term of his employment and for a period of time thereafter, canvass or solicit the business of customers or prospective customers of the Company for a purpose which is competitive with a business of the Company or solicit the employment of employees of the Company. Each Named Executive Officer has also agreed to maintain the confidentiality of confidential information relating to the Company and its business.

BOARD OF DIRECTORS COMPENSATION

Review of Director Compensation

In 2010, Mercer compared the Company’s compensation for its directors against compensation in the same comparator group used for the executive compensation review, and provided its findings and recommendations in a director compensation review report dated January 7, 2011. Also see section entitled “Board of Directors Compensation”.

Based on Mercer’s findings, the total annual compensation (i.e. total cash and equity compensation) paid by the Company to non-executive directors was found to be competitive (i.e. at between 50% to 75%) with the total annual compensation paid to directors of the Company’s comparator group. However, the equity compensation of the Company’s directors was found to be in the bottom 25% of the comparator group while the annual cash retainers of the Company’s directors was found to be at the top 25% of the comparator group.

Accordingly, cash compensation paid to non-executive directors was decreased for 2012 and securities-based compensation, in the form of cash-settled RSUs, for directors was increased so as to be competitive at the median of the Company’s comparator group. As of January 1, 2012, a minimum of 40% of directors’ annual base retainer was paid in the form of RSUs. For more information on the RSU Plan, see section entitled “Restricted Share Unit Plan”.

Due to the comprehensive review conducted by Mercer in early 2011, the Committee and the Board elected not to conduct a review of director compensation at the end of 2012 and instead decided to keep director compensation essentially unchanged in 2013.

Remuneration

As an executive officer of the Company, Mr. Biggar was not compensated for his services as a director. Similarly, as a director and then Chairman of the Board, Mr. Douchane was not compensated for his services as the Interim Chief Executive Officer of the Company. Mr. Douchane and the Company’s non-executive directors received the following annual retainers and attendance fees for their services as directors in 2012:

Fiscal year 2012 — Received(1)

Director retainer (base)	$120,000 per year

Chairman (additional retainer)	$60,000 per year

Audit Committee chair (additional retainer)	$15,000 per year

Other Committee chair (additional retainer)	$7,500 per year

Meeting attendance fee	$1,500 per meeting

(1)	A minimum of 40% and a maximum of 60% of retainer must be paid in the form of cash settled RSUs.

A minimum of 40% and a maximum of 60% of the annual retainer is paid in the form of cash settled RSUs, which vest immediately and may be exercised as to one-third on the date of the grant, one-third on the first anniversary and one-third on the second anniversary. Directors elect what additional percentage of the annual retainer above 40% (to a maximum of 60%) will be received as RSUs. The RSUs are priced at the volume weighted average price on the TSX for the five trading days immediately preceding January 1 of the new calendar year.

All retainers are paid pro rata on a quarterly basis. Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings and otherwise carrying out their duties as directors of NAP. Any director who is required to travel a total of more than four hours per round trip in order to attend a meeting or series of meetings is entitled to a travel fee of $1,000 as compensation for the travel time. If a director is called upon to dedicate a significant amount of time in the performance of duties above and beyond those described in the Board and Committee mandates, the Board may approve additional compensation for the director provided that: (i) the compensation amount is approved in advance of the work being completed; and (ii) such compensation does not impair the director’s independence, as the term is defined in National Instrument 52-110 — Audit Committees (“NI 52-110”) and under the rules of the NYSE MKT.

Stock Ownership Guidelines

The Board believes that the economic interests of directors should be aligned with those of shareholders. To achieve this, the Company’s director compensation policy was revised in 2011 and provides that directors are expected hold at least $150,000 in securities of NAP. The minimum holding requirement is calculated based on: (i) the actual price paid per Common Share acquired; and (ii) the grant value of RSUs. For purposes of transitioning from the 2010 $75,000 securities ownership requirement to the $150,000 requirement effective January 1, 2011, securities held as at January 1, 2011 are deemed to have been purchased at $6.79, being the “market price” (as defined in the TSX Company Manual) of the Common Shares on the TSX as of December 31, 2010. Unless the RSUs are expiring, directors may not exercise their RSUs if, after the exercise of the RSUs, their ownership of NAP securities would be less than $150,000. As of the Record Date, all of the directors have satisfied the ownership guidelines.

Compensation of Directors

The following table sets forth all compensation provided to Mr. Douchane and the Company’s non-executive directors for the year ended December 31, 2012.

Director Compensation Table

Name	Fees earned ($)	Share-based awards(1) ($)	Option-based awards(2) ($)	All other compensation(3) ($)	Total ($)
André J. Douchane	141,000	72,000	Nil	-	$213,000(4)
Steven R. Berlin	127,500	48,000	Nil	2,000	177,500
C. David A. Comba	114,000	60,000	Nil	1,000	175,000
Robert J. Quinn	117,000	48,000	Nil	4,000	169,000(5)
Greg J. Van Staveren	111,000	60,000	Nil	-	171,000
William J. Weymark	109,500	48,000	Nil	4,000	161,500

(1)	Includes all RSUs awarded under the RSU Plan outstanding as at December 31, 2012.

(2)	Includes all options under the Stock Option Plan outstanding as at December 31, 2012.

(3)	Reflects compensation for travel time in excess of four hours to attend Board and Committee meetings.

(4)	Reflects compensation for his role as a director and as Chairman of the Board only.

(5)	Reflects compensation for his role as director only. Mr. Quinn did not receive any additional remuneration for acting as Independent Lead Director.

Outstanding Share-based Awards and Option-based Awards

The following table provides information for all stock options and share-based awards granted to Mr. Douchane and the Company’s non-executive directors outstanding as at December 31, 2012:

	Option-based Awards				Share-based Awards
Name	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date(2)	Value of unexercised in-the-money options(2) ($)	Number of RSUs that have not vested (#)	Market or payout value of RSUs that have not vested ($)	Market or payout value of vested share based awards not paid out or distributed ($)
André J. Douchane	75,000	$3.22	December 7, 2017	Nil
	20,000	$6.47	May 21, 2016	Nil	Nil	Nil	72,000
	5,000	$8.40	June 20, 2014	Nil
	5,000	$8.84	December 14, 2013	Nil
Steven R. Berlin	50,000	$3.22	December 7, 2017	Nil
	20,000	$6.47	May 21, 2016	Nil	Nil	Nil	48,000
	5,000	$8.84	December 14, 2013	Nil
C. David A. Comba	75,000	$3.22	December 7, 2017	Nil
	20,000	$6.47	May 21, 2016	Nil	Nil	Nil	60,000
	12,500	$8.40	June 20, 2014	Nil
Robert J. Quinn	75,000	$3.22	December 7, 2017	Nil
	20,000	$6.47	May 21, 2016	Nil	Nil	Nil	48,000
	12,500	$8.40	June 20, 2014	Nil
Greg J. Van Staveren	75,000	$3.22	December 7, 2017	Nil
	20,000	$6.47	May 21, 2016	Nil	Nil	Nil	60,000
	5,000	$8.40	June 20, 2014	Nil
William J. Weymark	75,000	$3.22	December 7, 2017	Nil
	20,000	$6.47	May 21, 2016	Nil	Nil	Nil	48,000
	7,500	$8.87	January 14, 2015	Nil

(1)	Stock options were granted between June 23, 2003 and December 8, 2009. No stock options have been granted to non-executive directors since December 8, 2009.

(2)

The “Value of unexercised in-the-money options” figures reflect the aggregate dollar amount of (vested and unvested) in-the-money unexercised options held at the end of the year. The amount is calculated based on the difference between the closing price of the Common Shares on the TSX on December 31, 2012, which was $1.30, and the exercise price of the options.

Incentive Plan Awards — Value Vested or Earned During 2012

The following table sets forth for Mr. Douchane and each non-executive director the value that would have been realized if the options granted under the Stock Option Plan had been exercised on their vesting date and the value realized upon vesting of RSUs during the year ended December 31, 2012:

Name	Option-based Awards — Value vested during the year ($)	Share-based Awards (RSUs) — Value vested during the year ($)
André J. Douchane	0	72,000
Steven R. Berlin	0	48,000
C. David A. Comba	0	60,000
Robert J. Quinn	0	48,000
Greg J. Van Staveren	0	60,000
William J. Weymark	0	48,000

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

1.	Board of Directors

Independence from Management and Significant Shareholder

A majority of the directors of the Company (five of six), Messrs. Quinn (Chairman since March 2013), Berlin, Comba, Van Staveren and Weymark, are independent within the meaning of National Instrument 58-101 — Disclosure of Corporate Governance Practices (“NI 58-101”). Under NI 58-101 a director is considered to be independent if he or she has no direct or indirect material relationship with the Company. A “material relationship” is a relationship which could, in the view of the Company’s board of directors, be reasonably expected to interfere with the exercise of a member’s independent judgement. In addition, certain individuals are deemed, for the purposes of NI 58-101, to have material relationships with the Company, including any individual who has been an employee or executive officer of the Company within the last three years.

Mr. Douchane is not independent within the meaning of NI 58-101 because he acted as the Company’s Interim Chief Executive Officer from September 2012 until March 2013. Upon the departure of former Chief Executive Officer Mr. Biggar, the Board asked Mr. Douchane to assume the role of Interim Chief Executive Officer while an executive search for a new, permanent Chief Executive Officer was being conducted, because Mr. Douchane was the most-qualified person for the job given his experience and knowledge. Mr. Douchane is a seasoned mining executive with over 40 years of experience in the mining industry with expertise in mine engineering and executive management. In addition, he has in-depth knowledge of and familiarity with the Company from serving as the Company’s President and Chief Executive Officer from April 2003 until January 2006 and as a director since 2003, including as non-executive Chairman of the Board from January 2006 until March 2013.

As soon as it became clear that the search for a new Chief Executive Officer would likely extend beyond 2012, in line with recommended best corporate governance practices, the Board appointed Mr. Quinn as Independent Lead Directors of the Board on November 7, 2012 to act as the effective leader of the Board while Mr. Douchane continued to act as the Interim Chief Executive Officer. In his capacity as Independent Lead Director, Mr. Quinn called and set the agenda for meetings of the Board, approved meeting materials and presided over the Board meetings and in-camera sessions of the independent directors (i.e. excluding Mr. Douchane). Mr. Quinn was also tasked to ensure that the Board’s agenda will enable it to successfully carry out its duties. On March 4, 2013, as the search for a new Chief Executive Officer and Mr. Douchane’s role as Interim Chief Executive Officer continued, Mr. Quinn was appointed Chairman of the Board and Mr. Douchane officially stepped down as Chairman of the Board (though he had already ceased acting in such capacity since Mr. Quinn’s appointement as Independent Lead Director).

The Board fosters independence from management of the Company by regularly excusing management (and Mr. Douchane since he assumed the role of Interim Chief Executive Officer) at the end of most Board meetings to facilitate open and candid discussions. In 2012, the Board held 8 and the Audit Committee held 2 in-camera session where only independent directors were present. The Board promotes the opportunity for leadership to be exercised by its independent directors by committee chairman appointments and by providing independent directors with an opportunity to recommend agenda items for consideration at Board meetings.

Given the foregoing, the Board believes it is independent of management.

Board and Committee Meetings Attendance

In 2012, the Board held 18 meetings and the standing committees held, in aggregate, 13 meetings thoughtout the year. In addition, the Technical, Environment, Health and Safety Committee makes an annual mine site trip to review the operations and meet directly with mine site personnel (see also “Orientation and Continuing Education” below).

The following describes the attendance records at Board and committee meetings for each director in 2012.

Director	Board Meetings	Audit Committee Meetings	Governance, Nominating and Compensation Committee Meetings	Technical, Environment, Health and Safety Committee
Steven R. Berlin	16 of 18	6 of 6	4 of 4	N/A
William J. Biggar	13 of 13(1)	N/A	N/A	N/A
C. David A. Comba	18 of 18	6 of 6	N/A	3 of 3
André J. Douchane	17 of 18(2)	N/A	N/A	3 of 3
Robert J. Quinn	18 of 18(3)	6 of 6	N/A	3 of 3
Greg J. Van Staveren	18 of 18	6 of 6	4 of 4	N/A
William J. Weymark	18 of 18	N/A	4 of 4	3 of 3

(1)	Mr. Biggar’s employment terminated effective September 30, 2012.

(2)

Mr. Douchane was appointed Interim Chief Executive Officer of the Company on September 30, 2012. Though he had ceased performing the functions of Chairman since Mr. Quinn assumed the role of Independent Lead Director, Mr. Douchane officially stepped down as Chairman of the Board on March 4, 2013.

(3)	Mr. Quinn was appointed Independent Lead Director of the Board on November 7, 2012 and was appointed Chairman of the Board on March 4, 2013.

2.	Mandate of the Board of Directors

The Board’s mandate is to supervise the management of the business and affairs of the Company and to act with a view to the best interests of the Company. In fulfilling its mandate, the Board, among other matters, is responsible for: reviewing the Company’s overall business strategy and its annual business plan; identifying principal risks and implementation of systems to manage those risks; assessing management’s performance against approved business plans and industry standards; appointing officers and reviewing succession planning; developing a communication policy for the Company’s shareholders; and the integrity of internal control and management information systems. The Board has a written mandate, the full text of which is included in this Circular as Appendix III.

Board meetings are held at least once per quarter, and at each meeting there is a review of the business of the Company. The frequency of meetings and the nature of the Board and committee items considered vary depending on the activities and priorities of the Company. In 2012, the Board met 18 times.

3.	Interests of Directors in Competing Businesses

From time to time, potential conflicts may arise to which the directors of the Company are subject in connection with the business and operations of the Company. The individuals concerned are governed in any conflicts, or potential conflicts, by applicable law and the Company’s Code of Conduct (defined below). As of the date hereof, the following directors of the Company hold positions with other companies that explore for or produce platinum group metals or have other business interests, which may potentially conflict with the interests of the Company:

In May 2004, Mr. Comba was appointed as a director of First Nickel Inc., TSX listed company. First Nickel is involved in the mining of nickel/copper with recoverable PGE’s in Sudbury, Ontario and explores for similar nickel/copper deposits in north-eastern and south-eastern Ontario.

4.	Position Descriptions

The Board has written descriptions of the duties of each of the Chairman of the Board, the President and Chief Executive Officer and the Independent Lead Director as well as written charters for each standing committee. The chair of each committee presides at all meetings of the committee, is responsible for ensuring that the work of the committee is well organized and proceeds in a timely fashion and reports on the activities of the committee to the Board. The role and responsibilities of the chair of each committee of the Board is to effectively manage and provide leadership to the committee in the performance of its duties as set out in the committee’s written charter.

5.	Orientation and Continuing Education

The Governance, Nominating and Compensation Committee is responsible for overseeing the development and implementation of orientation programs for new directors and continuing education for all directors.

New members to the Board will possess considerable knowledge of their duties and obligations as a director through their work experience and membership on boards of directors of other issuers. The Committee is responsible for ensuring that new members are provided with the necessary information about the Company, its business and the factors that affect its performance.

The Company maintains a collection of director orientation materials, which include a Board governance manual, a Board mandate and mandates of the Board’s committees. A copy of such materials is given to each director, is available on a board web portal and updated as required.

As part of management’s quarterly report to the Board, the Company’s General Counsel circulates materials and provides verbal updates to the Board on issues of importance, covering topics such as corporate governance, securities law, litigation precedents, fiduciary duties of directors, and developments specific to the mining industry. In addition, the Company provides extensive reports on all operations to the directors at each quarterly Board meeting and conducts site tours for the directors.

The Committee conducts an annual assessment that addresses the performance of the Board, the Board’s committees and the individual directors. These assessments help identify opportunities for continuing Board and director development.

6.	Ethical Business Conduct

On May 9, 2012, the Board adopted a revised code of conduct for its employees, officers and directors (the “Code of Conduct”), a copy of which is available on the Company’s website at www.nap.com. Under the Code of Conduct and the Company’s Whistleblower Policy (as explained below), all employees, officers and directors are required to report complaints or concerns regarding accounting, internal controls and auditing matters, non-compliance with the Code of Conduct, and unethical or illegal behaviour.

All of the Company’s directors, officers and employees are expected to be familiar and comply with the Code of Conduct in the daily performance of their duties with the Company.

The Company strives to foster a business environment that promotes integrity and deters unethical or illegal behaviour. The Code of Conduct sets out the guidelines and principles that govern the Company’s business conduct, including the standards expected of individuals in protecting the Company’s assets from improper use, safeguarding the Company’s proprietary and confidential information, conducting business dealings in a manner that preserves the Company’s integrity and reputation, and complying with all applicable laws.

The Code of Conduct strongly encourages all individuals to make full and timely disclosure of any actual or potential conflicts of interest to provide an opportunity to obtain advice and to resolve actual or potential conflicts of interests in a timely and effective matter. In the case of directors and officers, the Code of Conduct requires any potential conflicts of interest to be disclosed in writing to the Board.

Specific management representatives have been designated for each office and site for handling communications regarding non-compliance with the Code of Conduct and unethical or illegal behaviour. If a management representative concludes that a complaint or concern might be covered by the Company’s Whistleblower Policy, the complaint or concern must be reported to the Company’s General Counsel. Reports may also be made directly to the Company’s General Counsel by telephone, in writing, by email or by confidential fax.

The Board has also adopted a Whistleblower Policy to provide employees of the Company with a process for disclosing complaints or concerns regarding perceived or suspected: (i) questionable accounting, internal controls or auditing processes, (ii) non-compliance with the Code of Conduct, and (iii) unethical or illegal behaviour. This Policy outlines the process for reporting a complaint or concern, as well as who will deal with complaints and how that complaint is expected to be handled. The Whistleblower Policy allows employees to report concerns anonymously through a website or by telephone via a toll free number, both of which are administered by an independent third party service provider. Complaints submitted to the third party service provider are communicated to the Chair of the Audit Committee, who will either refer the matter to the Company’s General Counsel or to the Audit Committee if it relates to questionable accounting, internal controls or auditing processes.

7.	Board Committees

The Board has three standing committees: the Audit Committee, the Governance, Nominating and Compensation Committee and the Technical, Environment, Health and Safety Committee. The duties and responsibilities of each of the committees are described below.

From time to time, ad hoc committees of the Board may be constituted to deal with special requirements of the Company.

Audit Committee

The Audit Committee is comprised of Messrs. Berlin (Chairman), Comba, Quinn and Van Staveren, all of whom are independent as such term is defined in NI 52-110 and are financially literate. Each of the members has the requisite qualifications to serve on the Audit Committee. Mr. Berlin has extensive finance and accounting experience, Mr. Van Staveren has received a CA and a CPA designation and was a former partner at KPMG, and each of Messrs. Comba and Quinn has had extensive management and board experience in the mining industry.

The Audit Committee meets with the Company’s auditors before the submission of audited annual financial statements to the Board and otherwise as deemed necessary. The Committee is responsible for assessing the performance of the Company’s auditors and for reviewing the Company’s financial reporting and internal controls. The Committee has adopted a charter, ratified by the Board, which describes the roles and responsibilities of the members of the Committee. The text of the Committee’s charter can be found in the Company’s annual information form for the year ended December 31, 2012 and is available on SEDAR at www.sedar.com.

In 2012, the Audit Committee held 6 meetings.

The aggregate fees charged to the Company by the external auditors for the years-ended December 31, 2012 and December 31, 2011 are as follows:

Nature of Services	Fees Paid to Auditor in Year-ended December 31, 2012	Fees Paid to Auditor in Year-ended December 31, 2011
	($)	($)
Audit Fees (1)	543,282	556,000
Audit-Related Fees (2)	67,000	30,000
Tax Fees (3)	63,812	104,765
All Other Fees (4)	Nil	Nil
TOTAL	674,094	690,765

(1)

“Audit Fees” include fees necessary to perform the annual audit and any quarterly reviews of the Company’s financial statements. This includes fees for the review of tax provisions and for accounting consultations on matters reflected in the financial statements. This also includes audit or other attest services required by legislation or regulation, such as comfort letters, consents, reviews of securities filings and statutory audits.

(2)	“Audit-Related Fees” include fees for Company’s financial statements and that are not included in “Audit Fees”.

(3)	“Tax Fees” include fees for professional services rendered by the Company’s auditors for tax compliance, tax advice and tax planning.

(4)	“All Other Fees” include fees for products and services provided by the Company’s auditors other than the services included in “Audit Fees”, “Audit-Related Fees” and “Tax Fees”.

Governance, Nominating and Compensation Committee

The members of the Governance, Nominating and Compensation Committee are Messrs. Van Staveren (Chairman), Berlin and Weymark. The Committee is comprised solely of independent directors.

One of the Committee’s responsibilities is to oversee matters relating to corporate governance including: (i) formulating formal guidelines on corporate governance to provide appropriate guidance to the Board and the directors as to their duties, (ii) ensuring that such guidelines, once adopted by the Board, are implemented and that the directors and the Board as a whole comply with such guidelines, (iii) reviewing such guidelines annually and recommending changes when necessary or appropriate, and (iv) assessing the size, composition and dynamics of the Board and reporting to the Board with respect to appropriate candidates for nomination to the Board.

When a vacancy on the Board occurs or is anticipated, the Committee has been mandated to conduct an extensive search for candidates with suitable qualifications, skills and experience based on the evolving needs of the Company and on the qualifications, skills and experience of the remaining directors. Suitable candidates are contacted and, if interested, interviewed by the Committee and a recommendation is then made to the Board. The Board will then interview the candidate before making a decision to appoint a candidate or nominate him or her for election to the Board.

As a whole, the Committee is comprised of directors who have the necessary education and experience to carry out and improve the Company’s human resources and executive compensation strategy. In particular:

•	Mr. Van Staveren is a fomer independent director on the board of MacMillan Minerals Inc. and provides consulting services to public and private companies;

•

Mr. Weymark is a director of several private companies, he has extensive experience in human resources from his experience as President and CEO of Vancouver Wharves/BCR Marine, and he currently provides consulting services to businesses in the private equity, construction and resources sectors; and

•	Mr. Berlin served as Senior VP Finance and Administration and Chief Financial Officer of Citgo Petroleum Corporation and has completed the Executive Management Program at Stanford University.

The Committee also considers the adequacy and form of compensation of directors and makes recommendations to the Board. The Committee oversees periodic, independent reviews of director compensation of comparable companies and the responsibilities and risks involved in being an effective director, in assessing realistic compensation levels for the directors of the Company. See also “Report on Executive Compensation — Role of the Governance, Nominating and Compensation Committee Copy” and “— Compensation Benchmarking Study.”

In 2012, the Governance, Nominating and Compensation Committee held 4 meetings.

Technical, Environment, Health and Safety Committee

The Technical, Environment, Health and Safety Committee has four members, Messrs. Comba (Chairman), Douchane, Quinn and Weymark. The Committee is comprised of three independent directors, Messrs. Comba, Quinn and Weymark, and one non-independent director, Mr. Douchane. The Committee acts as adviser to management and the Board on matters concerning the environment, health and safety, and exploration, mining, metallurgy and other technical issues.

In 2012, the Technical, Environment, Health and Safety Committee held 3 meetings.

8.	Assessments

The Board as a whole is responsible for assessing its own performance. Each director is required to complete a written questionnaire annually. The Chair of the Board summarizes the questionnaire responses and reports the results to the Board. In 2012, the Board conducted an anonymous survey where each director was given the opportunity to provide his views on the effectiveness of the Board and its committees.

The Governance, Nominating and Compensation Committee annually examines the size of the Board and the effectiveness and contribution of the individual directors. The effectiveness of each committee of the Board is also considered annually by the Committee during deliberations on recommendations for proposed committee nominations.

Based on the 2012 assessment, the Committee believes that the size of the Board and the qualifications, skills and experience of the Board members are appropriate to effectively carry out the duties and responsibilities of the Board.

EQUITY COMPENSATION

Equity Compensation Plans

The Company has three equity compensation plans: (i) the RRSP Plan, (ii) the Stock Option Plan, and (iii) a restricted share unit plan (“RSU Plan”).

The purpose of these compensation plans is to attract, retain and motivate individuals with the requisite training, experience and leadership to carry out key roles with the Company and its subsidiaries and to advance the interests of the Company by providing such individuals with the opportunity to acquire an increased proprietary interest in the Company. Both the RRSP Plan and the Stock Option Plan have been approved by shareholders. The RSU Plan does not require shareholder approval as RSU exercises are cash-settled.

RRSP Plan

The Company previously had a TSX compliant rolling RRSP plan (as amended and restated during the 2010 fiscal year). If approved at the Meeting and subject to the approval of the TSX, the Amended and Restated RRSP Plan (a fixed plan) will replace the previous RRSP Plan. For a description of the proposed Amended and Restated RRSP Plan, see “Business of the Meeting — Approval of Amended and Restated RRSP Plan” in this Circular. The following is a description of the previous unamended RRSP Plan.

As at December 31, 2012

The purpose of the RRSP Plan is to permit the Company, at its discretion, to issue Common Shares or make cash payments to eligible persons for contribution to their individual RRSPs in consideration of past services provided to the Company by such eligible person pursuant to and in accordance with the terms of the RRSP Plan sponsored by the Company. Eligible persons are eligible for a Company contribution amount equal to 3% of their base salary and an additional matching contribution not to exceed an additional 2% of their base salary.

All officers or employees of the Company or any subsidiary (as such term is defined in the CBCA) are entitled to participate in the RRSP Plan. No financial assistance is provided by the Company to facilitate participation in the RRSP Plan. The RRSP Plan is administered by the Governance, Nominating and Compensation Committee.

The maximum number of Common Shares reserved for issuance under the RRSP Plan and all other securities-based compensation arrangements of the Company shall not exceed 17,808,240, representing approximately 10% of the currently issued and outstanding Common Shares.

No Common Shares shall be issued under the RRSP Plan to any eligible person if the total number of Common Shares issuable to such eligible person under the RRSP Plan, together with any Common Shares reserved for issuance to such eligible person under any other security-based compensation arrangements of the Company, would exceed 5% of the issued and outstanding Common Shares.

No Common Shares can be issued under the RRSP Plan to any eligible person if such issuance could result, at any time, in: (a) the number of Common Shares reserved for issuance under the RRSP Plan and pursuant to awards granted under all other security-based compensation arrangements of the Company to insiders (as such term is defined in the Securities Act (Ontario)) exceeding 10% of the issued and outstanding Common Shares; (b) the issuance to insiders, within a one-year period, of a number of Common Shares exceeding 10% of the issued and outstanding Common Shares; or (c) the number of Common Shares issued under the RRSP Plan and reserved for issuance pursuant to awards granted under all of the Company’s other security-based compensation arrangements within any one-year period exceeding 5% of the issued and outstanding Common Shares

A maximum of 4,426,081 Common Shares are currently reserved for issue under the RRSP Plan (representing approximately 2.49% of the Common Shares currently issued and outstanding). As at April 1, 2013, 2,945,783 Common Shares, representing approximately 1.65% of the issued and outstanding Common Shares, have been issued under the RRSP Plan.

The price per Common Share for Common Shares issued under the RRSP Plan is the “market price” (as defined in the TSX Company Manual for the purposes of “Securities Based Compensation Arrangements” from time to time) of the

Common Shares on the date on which the issuance of such Common Shares under the RRSP Plan is approved by the Committee.

The Board may from time to time amend, suspend or terminate the RRSP Plan. Any amendments to the RRSP Plan are subject to compliance with all applicable laws, rules, regulations and policies of any applicable governmental entity or stock exchange, including receipt of any required approval from such governmental entity or stock exchange.

The Board may amend, suspend, terminate or discontinue the RRSP Plan without obtaining the approval of shareholders in order to: amend the eligibility for, and limitations or conditions imposed upon, participation in the RRSP Plan; add or amend any terms relating to the provision of financial assistance to eligible persons; make changes that are necessary or desirable to comply with applicable laws, rules, regulations and policies of any applicable governmental entity or stock exchange; correct or rectify any ambiguity, defective provision, error or omission in the RRSP Plan; or amend any terms relating to the administration of the RRSP Plan.

Shareholder approval is required to amend the RRSP Plan to: increase the number of Common Shares reserved for issuance or issuable under the RRSP Plan; permit the introduction or reintroduction of eligible persons on a discretionary basis; remove or increase the insider participation or non-executive director participation limits; and change the amendment provisions of the RRSP Plan.

Stock Option Plan

The Company previously had a TSX compliant rolling stock option plan (as amended and restated during the 2010 fiscal year). If approved at the Meeting and subject to the approval of the TSX, the Amended and Restated Stock Option Plan (a fixed plan) will replace the previous Stock Option Plan. For a description of the proposed Amended and Restated Stock Option Plan, see “Business of the Meeting — Approval of Amended and Restated Stock Option Plan” in this Circular. The following is a description of the previous unamended Stock Option Plan.

As at December 31, 2012

All directors, officers, employees or insiders (as such term is defined in the Securities Act (Ontario)) of the Company or any subsidiary (as such term is defined in the CBCA), or any other person or company engaged to provide ongoing management or consulting services for the Company, or a corporation controlled by an eligible person under the Stock Option Plan, are eligible to participate in and be granted stock options under the Stock Option Plan. No financial assistance is provided by the Company to facilitate participation in the Stock Option Plan. The Stock Option Plan is administered by the Governance, Nominating and Compensation Committee. As of January 1, 2010, the Board no longer grants stock options to non-executive directors.

Options may be granted in respect of authorized and unissued Common Shares provided that the aggregate number of Common Shares reserved for issuance upon the exercise of all options granted under the Stock Option Plan and all awards granted under all other securities-based compensation arrangements of the Company shall not exceed 17,808,240, representing approximately 10% of the currently issued and outstanding Common Shares.

No options may be granted to any optionee if the total number of Common Shares issuable to such optionee under the Stock Option Plan, together with any Common Shares reserved for issuance to such optionee under any other security-based compensation arrangements, would exceed 5% of the issued and outstanding Common Shares. No option shall be granted to any optionee if such grant could result, at any time, in: (i) the number of Common Shares reserved for issuance pursuant to options granted under the Stock Option Plan and awards under the Company’s other security-based compensation arrangements granted to insiders exceeding 10% of the issued and outstanding Common Shares, (ii) the issuance to insiders, within a one-year period, of a number of Common Shares exceeding 10% of the issued and outstanding Common Shares, or (iii) the number of Common Shares reserved for issuance pursuant to options granted under the Stock Option Plan or awards granted under any of the Company’s other security-based compensation arrangements within any one-year period exceeding 5% of the issued and outstanding Common Shares.

The term of options granted under the Stock Option Plan may not exceed ten years from the date of grant. If no determination is made by the Committee, the term of the options is three years. Options typically vest over three years with the optionee being able to exercise up to one-third of the options at the end of each 12 month period following the date of grant. Options may be exercised from time to time by delivery to the Company at its principal office or at its registered office of a written notice of exercise addressed to the Corporate Secretary of the Company specifying the number of Common

Shares with respect to which the options are being exercised and accompanied by payment in full of the option price for the Common Shares being purchased.

The exercise price for any option shall in no circumstances be lower than the “market price” (as defined in the TSX Company Manual for the purposes of “Securities Based Compensation Arrangements” from time to time) of the Common Shares on the date of grant of the option.

Subject to any express resolution of the Committee, options granted prior to April 10, 2002 expire upon the optionee ceasing to be an eligible person, unless it is as a result of retirement, permanent disability or death. Options granted on or after April 10, 2002, subject to any express resolution of the Committee, expire upon the optionee ceasing to be an eligible person, unless (i) it is as a result of retirement, permanent disability or death (ii) the optionee is an employee dismissed for reasons other than cause, or (iii) if the optionee is a director. In the case of (ii) or (iii), the options expire 30 days after the date of the notice of dismissal or the date the optionee ceases to be a director, as applicable.

If, before the expiry of options in accordance with their terms, an optionee ceases to be an eligible person by reason of retirement at normal retirement age (including early retirement in accordance with the Company’s then current plans, policies or practices) or as a result of permanent disability, the Committee, at its discretion, may allow the optionee to exercise options to the extent that he or she was entitled to do so at the time of retirement or disability, at any time up to and including, but not after, a date six months following the date of such event, or prior to the close of business on the expiration date of the option, whichever is earlier.

If an optionee dies before the expiry of options in accordance with their terms, the optionee’s legal representative(s) may, subject to the terms of the options and the Stock Option Plan, exercise the options to the extent that the optionee was entitled to do so at the date of death at any time up to and including, but not after, a date one year following the date of the optionee’s death, or prior to the close of business on the expiration date of the options, whichever is earlier.

The Board may from time to time amend, suspend or terminate the Stock Option Plan, or the terms of any previously granted options, provided that no such amendment to the terms of any previously granted options may, except as expressly provided in the Stock Option Plan, or with the written consent of the optionee, adversely alter or impair the terms or conditions of options previously granted to such optionee. Any amendments to the Stock Option Plan, or the terms of any previously granted options, are subject to compliance with all applicable laws, rules, regulations and policies of any applicable governmental entity or stock exchange, including receipt of any required approval from such governmental entity or stock exchange.

The Board may amend, suspend, terminate or discontinue the Stock Option Plan, or any previously granted option, without obtaining the approval of shareholders in order to: amend the eligibility for, and limitations or conditions imposed upon, participation in the Stock Option Plan; amend any terms relating to the granting or exercise of options; permit the granting of deferred or restricted shares under the Stock Option Plan; add or amend any terms relating to the provision of financial assistance to optionees or resulting in eligible persons receiving securities of the Company while no cash consideration is received by the Company, including pursuant to a cashless exercise feature; make changes that are necessary or desirable to comply with applicable laws, rules, regulations and policies of any applicable governmental entity or stock exchange; correct or rectify any ambiguity, defective provision, error or omission in the Stock Option Plan or in any option; or amend any terms relating to the administration of the Stock Option Plan.

Shareholder approval is required to amend the Stock Option Plan to: increase the number of Common Shares reserved for issuance or issuable under the Stock Option Plan; reduce the exercise price of previously granted options; cancel and reissue previously granted Options; permit the introduction or reintroduction of eligible persons on a discretionary basis; permit any option to be transferable or assignable other than for normal estate settlement purposes; remove or increase the insider participation or non-executive director participation limits; add a cashless exercise feature; and change the amendment provisions of the Stock Option Plan. Whereas the Stock Option Plan requires shareholder approval for an amendment that extends the term of an option beyond its original expiry only if such an amendment benefits an insider, the Amended and Restated Stock Option Plan requires shareholder approval for any amendment that extends the term of an option beyond its original expiry.

Options are non-assignable except (i) as provided above in the case of death, and (ii) options may be transferred or assigned between an eligible person and a corporation controlled by such eligible person provided that the assignor delivers notice to the Company prior to the assignment.

A maximum of 10,368,749 Common Shares may currently be issued pursuant to options granted under the Stock Option Plan, representing approximately 5.82% of the number of Common Shares currently issued and outstanding. As at April 1, 2013, options have been exercised to acquire 1,928,313 Common Shares, representing approximately 1.08% of the number of Common Shares currently issued and outstanding, and options to acquire 3,417,499 Common Shares, representing approximately 1.92% of the number of Common Shares currently issued and outstanding, are outstanding pursuant to the Company’s former stock option plan.

Restricted Share Unit Plan

The purpose of the RSU Plan is to attract, retain and motivate individuals with the requisite training, experience and leadership to carry out key roles with the Company and its subsidiaries, to advance the interests of the Company by providing such individuals with appropriate compensation and to strengthen the alignment of the RSU holders’ interests with the interests of shareholders.

Directors, officers and employees are eligible to participate in the RSU Plan. The RSU Plan is administered by the Board, which may determine from time to time, after considering recommendations of the Governance, Nominating and Compensation Committee, the number and timing of RSUs to be awarded and the applicable vesting criteria, provided that the vesting period does not exceed three years.

The value of a RSU is based on the trading price of the Common Shares. A RSU represents only the right to receive the market value of a Common Share in cash on the applicable vesting date and does not entitle the holder of the RSU to any rights as a shareholder, including the right to receive ordinary cash dividends. If the holder resigns or the holder’s employment with the Company is terminated for any reason, the holder will forfeit any RSUs in the holder’s account which have not yet vested. If the holder (i) retires from employment with the Company; or (ii) is an employee of the Company and becomes eligible for long-term disability benefits under the terms of a long-term disability plan sponsored by the Company or is a non-executive director of the Company and suffers an injury, illness or disability the result of which is that the holder is unable to provide services to the Company for an aggregate of four months in any 12 month period, the holder will receive immediate payment in respect of the RSUs in the holder’s account which have not yet vested. Outstanding RSUs are subject to normal anti-dilution events including stock dividends, and the subdivision, consolidation or reclassification of the outstanding Common Shares.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information on the Company’s equity compensation plans as of December 31, 2012.

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column 2)
Equity compensation plans approved by securityholders
(a) RRSP Plan	Nil	N/A	4,426,081(1)
(b) Stock Option Plan	4,872,249	3.68	10,368,749(2)
Equity compensation plans not approved by securityholders	N/A	N/A	N/A

Total	4,872,249	3.68	14,794,830

(1)	If the Amended and Resated RRSP Plan is approved at the Meeting, a maximum of 3,000,000 Common Shares will be reserved for issuance under the Amended and Restated RRSP Plan.

(2)

If the Amended and Restated Stock Option Plan is approved at the Meeting, a maximum of 8,000,000 Common Shares (which number shall include the 3,517,499 Common Shares that are reserved for issuance pursuant to options that have been issued under the previous Stock Option Plan) will be reserved for issuance under the Amended and Restated Stock Option Plan.

Indebtedness of Directors and Executive Officers

The following table discloses the aggregate indebtedness of the Company’s directors, officers, employees or former directors, officers or employees of the Company or any of their respective associates, to the Company or any of its subsidiaries.

Purpose	Aggregate Indebtedness to the Company or its Subsidiaries ($)	Aggregate Indebtedness to Another Entity ($)
Share Purchases	Nil	Nil
Other	100,000	Nil

Directors’ and Officers’ Liability Insurance

The Company maintains conventional D&O and Side-A difference in conditions liability insurance policies to provide insurance against possible liabilities incurred by its directors and officers in their capacity as directors and officers of the Company. The premium for these policies for the insurance period from November 1, 2012 to November 1, 2013 is US$200,985. The policies provide coverage of up to US$30 million per occurrence per policy period. There is no deductible for claims against directors and officers where indemnity is not provided by the Company and a US$500,000 deductible for claims against directors and officers where indemnity is provided by the Company or if the claim is solely against the Company for securities claims. The Side-A difference in conditions insurance provides stand alone and direct coverage to directors and officers in circumstances where corporate indemnities and conventional D&O policies do not respond.

In accordance with the provisions of the CBCA, the Company’s by-laws provide that the Company will indemnify a director or officer, a former director or officer, or a person who acts or acted at the Company’s request as a director or officer or an individual acting in a similar capacity for a related entity, and its heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative, investigative or other proceeding to which he or she is made a party by reason of being or having that association with the Company or such other entity, if (a) the individual acted honestly and in good faith with a view to the best interests of the Company or the other entity, as the case may be, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. Upon such indemnification, the Company may recover against its insurance policy to the full extent permitted by law, subject to a deductible of US$500,000.

Interest of Certain Persons in Matters to be Acted Upon

At the date hereof, to the knowledge of management of the Company, no person who has been a director or officer of the Company at any time since the beginning of the last financial year, nor any proposed nominee for election as a director of the Company, or any associate or affiliate of any of the foregoing, has any interest by way of beneficial ownership of securities or otherwise, in any matter to be acted upon other than as disclosed in this Circular.

Interest of Certain Persons in Material Transactions

At the date hereof, to the knowledge of management of the Company, no director or executive officer of the Company or any of its subsidiaries, person or company who beneficially owns, or control or directs, directly or indirectly, more than 10% of the Common Shares, proposed director of the company, nor any director or executive officer of any informed person, has had any material interest, direct or indirect, in any transaction since the commencement of the Company’s most recently completed financial year or in any proposed transaction which has materially affected or would materially affect the Company or any of its subsidiaries.

Shareholder Proposals for the 2014 Annual Meeting

In order to be included in the meeting materials for the 2014 annual meeting of shareholders, shareholder proposals must be received by the Company at its office at 200 Bay St., Suite 2350, Royal Bank Plaza, South Tower, Toronto, Ontario, Canada M5J 2J2, Attention: Corporate Secretary, by no later than December 31, 2013, except for shareholder proposals in connection with the nomination of directors for election which shall be received by the deadlines set out in the Advance Notice By-law if it is confirmed and ratified at the Meeting.

Additional Information

Additional information relating to the Company is available on SEDAR at www.sedar.com, on EDGAR at www.sec.gov and on the Company’s website at www.nap.com. Financial information about the Company is provided in the Company’s comparative annual financial statements and management’s discussion and analysis of operating and financial results (“MD&A”) for its most recently completed financial year.

The Company will provide to any person or company, upon request to its Corporate Secretary at 200 Bay St., Suite 2350, Royal Bank Plaza, South Tower, Toronto, Ontario, Canada M5J 2J2, a copy of the following documents:

(1)	the Company’s latest Annual Report, including MD&A;

(2)	the Company’s latest Annual Information Form, together with a copy of any document, or pertinent pages of any document, incorporated therein by reference;

(3)	the financial statements for the year ended December 31, 2012, together with the report of the auditors thereon, and any interim financial statements filed subsequently;

(4)	the Company’s Amended and Restated RRSP Plan;

(5)	the Company’s Amended and Restated Stock Option Plan;

(6)	the Company’s Amended and Restated By-law No. 1; and

(7)	the Company’s Advance Notice By-law.

The Company may require the payment of a reasonable charge if the request is made by a person who is not a shareholder of the Company.

DIRECTORS’ APPROVAL

The contents of this Circular and the sending thereof to shareholders of the Company have been approved by the Board of Directors.

DATED at Toronto, Ontario this April 1, 2013.

BY ORDER OF THE BOARD OF DIRECTORS

Robert J. Quinn
Chairman of the Board

SCHEDULE A

RESOLUTION: AMENDMENT OF RRSP PLAN

BE IT RESOLVED as an Ordinary Resolution that:

1.

The Company’s Amended and Restated RRSP Plan, as described in the Circular, be and is hereby ratified, confirmed and approved, subject to such amendments, changes, additions and alterations thereto as the Board of Directors may approve, or as may be required by the Toronto Stock Exchange or any other applicable regulatory authority.

2.

Any one director or officer of the Company be and is hereby authorized for and on behalf of the Company to execute and deliver such documents and instruments and take all such other actions as such director or officer may determine necessary or desirable to implement this resolution and the matters authorized hereby, such determination to be conclusively evidenced by the execution and delivery of such documents and instruments or the taking of such actions.

SCHEDULE B

RESOLUTION: AMENDMENT OF STOCK OPTION PLAN

BE IT RESOLVED as an Ordinary Resolution that:

1.

The Company’s Amended and Restated Stock Option Plan, as described in the Circular, be and is hereby ratified, confirmed and approved, subject to such amendments, changes, additions and alterations thereto as the Board of Directors may approve, or as may be required by the Toronto Stock Exchange or any other applicable regulatory authority.

2.

Any one director or officer of the Company be and is hereby authorized for and on behalf of the Company to execute and deliver such documents and instruments and take all such other actions as such director or officer may determine necessary or desirable to implement this resolution and the matters authorized hereby, such determination to be conclusively evidenced by the execution and delivery of such documents and instruments or the taking of such actions.

SCHEDULE C

RESOLUTION: AMENDMENT OF BY-LAW NO. 1

BE IT RESOLVED as an Ordinary Resolution that:

1.	The Company’s Amended and Restated By-law No. 1, as described in the Circular and in substantially the form set out in Appendix II to the Circular, be and is hereby ratified, confirmed and approved.

2.

Any one director or officer of the Company be and is hereby authorized for and on behalf of the Company to execute and deliver such documents and instruments and take all such other actions as such director or officer may determine necessary or desirable to implement this resolution and the matters authorized hereby, such determination to be conclusively evidenced by the execution and delivery of such documents and instruments or the taking of such actions.

SCHEDULE D

RESOLUTION: ADVANCE NOTICE BY-LAW

BE IT RESOLVED as an Ordinary Resolution that:

1.	The Company’s Advance Notice By-law, as described in the Circular and in substantially the form set out in Appendix I to the Circular, be and is hereby ratified, confirmed and approved.

2.

Any one director or officer of the Company be and is hereby authorized for and on behalf of the Company to execute and deliver such documents and instruments and take all such other actions as such director or officer may determine necessary or desirable to implement this resolution and the matters authorized hereby, such determination to be conclusively evidenced by the execution and delivery of such documents and instruments or the taking of such actions.

APPENDIX I

AMENDED AND RESTATED BY-LAW NO. 1

AMENDED AND RESTATED BY-LAW NO. 1

A by-law relating generally to the

transaction of the business and affairs of

NORTH AMERICAN PALLADIUM LTD.

(the “Corporation”)

ARTICLE I

INTERPRETATION

1.1	Definitions -

(a)	In the by-laws of the Corporation

(i)

“Act” means the Canada Business Corporations Act and regulations made pursuant thereto, and any statute that may be substituted therefor, as from time to time amended, and any reference to a particular provision of the Act shall be deemed also to be a reference to any similar provision resulting from the amendment or replacement thereof;

(ii)	“appoint” includes “elect” and vice-versa;

(iii)	“Articles” means the articles attached to the Certificate of Incorporation of the Corporation dated September 12, 1991 as may from time to time be amended or restated;

(iv)	“Board” means the board of directors of the Corporation;

(v)	“by-laws” means this amended and restated by-law no. 1 as may be further amended or restated and all other by-laws of the Corporation from time to time in force and effect;

(vi)	“Chair” means the Chairperson of the Board;

(vii)

“contracts, documents or instruments in writing” include, without limitation, security certificates, deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, movable or immovable, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of securities and all paper writings;

(viii)

“meeting of shareholders” includes an annual meeting of shareholders and a special meeting of shareholders; “special meeting of shareholders” means a meeting of any class or classes of shareholders and a special meeting of all shareholders entitled to vote at an annual meeting of shareholders;

(ix)

“non-business day” means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Canada) and any statute that may be substituted therefor, as from time to time amended;

(x)

“recorded address” means, in the case of a shareholder, the shareholder’s address as recorded in the securities register of the Corporation; and in the case of joint shareholders, the address appearing in such securities register in respect of such joint holding or the first address so appearing if there is more than one; in the case of a director, the director’s latest address as shown in the records of the Corporation or in the last notice of directors or notice of change of directors as filed in accordance with the Act; in the case of an officer or auditor, such person’s address as recorded in the records of the Corporation; and in the case of the Corporation, its registered office;

(xi)

“Signing Officer” means, in relation to any contracts, documents or instruments in writing, any person authorized to sign the same on behalf of the Corporation by section 2.2 or by any resolution passed pursuant thereto and, with respect to certificates for shares or other securities of the Corporation, means any person authorized to sign the same on behalf of the Corporation by or pursuant to section 7.6; and

(xii)

“Unanimous Shareholders Agreement” means an otherwise lawful written agreement among all the shareholders of the Corporation, or among all the shareholders and one or more persons who are not shareholders or a written declaration of a person who is the beneficial owner of all the issued shares of the Corporation, that restricts, in whole or in part, the powers of the directors to manage, or supervise the management of, the business and affairs of the Corporation, as from time to time amended.

(b)	Subject to sub-section 1.1(a), terms defined in the Act and used herein shall, unless the context otherwise requires, have the same meaning herein as in the Act.

1.2	Gender and Number. In this by-law, words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

1.3

References. The terms “herein”, “hereof”, “hereby” and similar expressions refer to this by-law and not to any particular section or other portion hereof. References to an article, section, subsection or paragraph shall be construed as references to an article, section, subsection or paragraph of this by-law unless the context otherwise requires.

1.4	Headings. The division of this by-law into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

1.5	Conflict with the Act. To the extent there is any conflict between the provisions of the by-laws and the mandatory provisions of the Act, the mandatory provisions of the Act will govern.

1.6

Severability. If a provision of this by-law is determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, that provision is to be severed from this by-law and the remaining provisions will continue in full force and effect, without amendment.

ARTICLE II

BUSINESS OF THE CORPORATION

2.1	Financial Year - Until changed by the Board, the financial year of the Corporation shall end on such date in each year as the Board may from time to time determine.

2.2	Execution of Instruments - Contracts, obligations, certificates and instruments in writing, may be signed on behalf of the Corporation by

(a)	any one of the Chair, the vice-chair, the managing director, the president or a vice president together with any one of the secretary or the treasurer;

(b)	any two directors; or

(c)	any one of the aforementioned officers together with any one director.

Without limiting the generality of the foregoing, the persons prescribed by (a), (b) or (c) above, shall have authority to sell, assign, transfer, exchange, convert, convey any and all shares, stocks, bonds, debentures, rights, warrants or other securities owned by or registered in the name of the Corporation and to sign and execute (under the seal of the Corporation or otherwise) all assignments, transfers, conveyances, powers of attorney and other instruments that may be necessary for the purpose of selling, assigning, transferring, exchanging, converting or conveying and such shares, stocks, bonds, debentures, rights, warrants or other securities. Provided that where one person is the only director or officer of the Corporation, that person may sign such contracts, documents or instruments in writing.

In addition, the Board may from time to time direct the manner in which and the person or persons by whom any particular instrument or any class of instruments may or shall be signed on behalf of the Corporation. If at any time there shall be authorized only one director or officer of the Corporation, then documents or instruments requiring the corporate seal may be signed by such director or officer acting alone.

The corporate seal of the Corporation, if any, may be affixed to contracts, documents and instruments in writing signed as aforesaid or by any officer of officers, person or persons, appointed as aforesaid by the Board but any such contract, document or instrument is not invalid merely because the corporate seal, if any, is not affixed thereto.

The signature or signatures of any of the Chair, vice chair, managing director, president, vice president, the secretary, the treasurer, or any director or directors of the Corporation and/or of any other officer or officers, person or persons, appointed as aforesaid by the Board may, if specifically authorized by the Board, be printed, engraved, lithographed or otherwise mechanically reproduced upon any contracts, documents, or instruments in writing or bonds, debentures or other securities of the Corporation on which the signature or signatures of any one or more of the foregoing officers or directors or officers or persons authorized as aforesaid shall be so reproduced pursuant to such authorization by the Board shall be deemed to have been manually signed by each such officer, director or person whose signature is so reproduced and shall be as valid to all intents and purposes as if they had been signed manually and notwithstanding that any such officer, director or person whose signature is so reproduced may have ceased to hold office at the date of the delivery or issue of such contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation.

2.3

Voting Rights in Other Bodies Corporate - The Signing Officers of the Corporation may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the officers executing such proxies or arranging for the issuance of voting certificates or such other evidence of the right to exercise such voting rights. In addition, the Board may from time to time by resolution direct the manner in which and the person or persons by whom any particular voting right or class of voting rights may or shall be exercised.

2.4

Banking Arrangements - The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the Board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the Board may from time to time prescribe.

2.5

Cheques, Drafts and Notes - All cheques, drafts or orders for the payment of money and all notes and acceptances and bills of exchange shall be signed by such officer or officers or persons, whether or not officers of the Corporation, and in such manner as the Board may from time to time designate.

2.6

Divisions - The Board may cause the business and operations of the Corporation or any part thereof to be divided into one or more divisions upon such basis, including without limitation types of business or operations, geographical territories, product lines or goods or services, as may be considered appropriate in each case. In connection with any such division the Board or, subject to any direction by the Board, the chief executive officer may authorize from time to time, upon such basis as may be considered appropriate in each case:

(a)

Subdivision and Consolidation - the further division of the business and operations of any such division into sub-units and the consolidation of the business and operations of any such divisions and sub-units;

(b)

Name - the designation of any such division or sub-unit by, and the carrying on of the business and operations of any such division or sub-unit under, a name other than the name of the Corporation; provided that the Corporation shall set out its name in legible characters in all places required by law; and

(c)

Officers - the appointment of officers for any such division or sub-unit, the determination of their powers and duties, and the removal of any such officers so appointed, provided that any such officers shall not, as such, be officers of the Corporation.

ARTICLE III

DIRECTORS

3.1

Number of Directors - The number of directors of the Corporation shall be that number stated in the Articles or if the Articles provide a maximum and minimum number, the Board shall consist of not fewer than the minimum number and not more than the maximum number of directors provided in the Articles. At least 25% of the directors shall be resident Canadians, provided however, if the Corporation has less than four directors at least one director shall be a resident Canadian. If any of the issued securities of the Corporation are or were a part of a distribution to the public, at least two of the directors shall not be officers or employees of the Corporation or any affiliate of the Corporation. A director’s term of office (subject to the Act, the Articles, section 3.4 hereof, any Unanimous Shareholder Agreement, and any expressly stated term of office) shall be from the date on which he is elected or appointed until the annual meeting of shareholders next following.

3.2

Quorum - The quorum for the transaction of business of any meeting of the Board shall consist of a majority of the Board, and, notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of the directors. Subject to the Act, the directors shall not transact business at a meeting of directors unless at least 25% of the directors present are resident Canadians or, if the Corporation has less than four directors, at least one of the directors present is a resident Canadian.

3.3

Vacancies - Subject to the Act, a quorum of the Board may fill a vacancy among the directors except a vacancy resulting from a failure to elect the number or minimum number of directors provided for in the Articles. If there is not a quorum of the Board, or if there has been failure to elect the number or the minimum number of directors provided for in the Articles, the directors then in office shall without delay call a special meeting of shareholders to fill the vacancy and, if they fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder.

3.4

Election and Removal - Subject to the Act, the shareholders of the Corporation shall elect, at the first meeting of shareholders and at each succeeding annual meeting at which an election of directors is required, directors to hold office for a term expiring not later than the close of the first annual meeting of shareholders following his election, but, if qualified, is eligible for re-election. If directors are not elected at a meeting of shareholders, the incumbent directors continue in office until their successors are elected. Provided always that, subject to the Act, the shareholders of the Corporation may, by ordinary resolution passed at a special meeting of shareholders, remove any director or directors from office and a vacancy created by the removal of a director may be filled at the meeting of the shareholders at which the director is removed.

3.5	Place of Meetings - Meetings of the Board may be held at any place in or outside Canada.

3.6

Calling of Meetings - Meetings of the Board shall be held from time to time and at such place as the Board, the Chair, the vice chair, the managing director, the president if he is a director, a vice president if he is a director or any two directors may determine.

3.7

Notice of Meeting - Notice of the time and place of each meeting of the Board shall be given in the manner provided in section 10.1 to each director not less than 48 hours before the time fixed for the meeting. No notice of a meeting shall be necessary if all the directors in office are present or if those absent waive notice before or after the date of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified. Provided that a quorum is present, for a meeting of the directors at which a director is appointed to fill a vacancy in the Board, no notice to the newly elected or appointed director shall be necessary. The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any person shall not invalidate any resolution passed or any proceeding taken at such meeting.

3.8

Adjourned Meeting - Any meeting of directors may be adjourned from time to time by the chair of the meeting, with the consent of the meeting, to a fixed time and place. Notice of an adjourned meeting of the Board is not required to be given if the time and place of the adjourned meeting is announced at the original meeting. Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat. The directors that formed the quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment. Any business may be brought before or dealt with at any adjourned meeting which may have been brought before and dealt with at the original meeting in accordance with the notice calling the same.

3.9

Chair - The chair of any meeting of the Board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: the Chair, vice chair, managing director, president, or a vice-president. If all such officers are absent or unable or refuse or fail to act, the directors present shall choose one of their number to be chair of the meeting.

3.10

Votes to Govern - At all meetings of the Board, every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes the chair of the meeting shall not be entitled to a second or casting vote.

3.11

Conflict of Interest - A director or officer who is a party to, or who is a director or officer of, or an individual acting in a similar capacity, of a party to, or has a material interest in a party to a material contract or material transaction, whether made or proposed, with the Corporation shall disclose the nature and extent of his or her interest at the time and in the manner provided by the Act. Such a director shall not vote on any resolution to approve the contract or transaction except as provided by the Act, but each such director may be counted to determine the presence of a quorum at the meeting of directors, where such vote is being taken. In supplement of and not by way of limitation upon any rights conferred upon directors and officers by the Act, it is declared that no director or officer shall be disqualified by his or her office from, or vacate his or her office by reason of, holding any office or place of profit in the Corporation or under any body corporate in which the Corporation shall be a shareholder, or by reason of being otherwise in any way directly or indirectly interested in or contracting with the Corporation either as vendor, purchaser or otherwise or being concerned in any contract or arrangement made or proposed to be entered into with the Corporation in which he is in any way directly or indirectly interested either as vendor, purchaser or otherwise nor shall any director or officer be liable to account to the Corporation or any of its shareholders or creditors for any profit arising from any such office or place of profit; and subject to the provisions of the Act, no contract or arrangement entered into by or on behalf of the Corporation in which any director or officer shall be in any way directly or indirectly interested shall be avoided or voidable and no director or officer shall be liable to account to the Corporation or any of its shareholders or creditors for any profit realized by or from any such contract or arrangement by reason of any fiduciary relationship.

3.12

Remuneration and Expenses - Subject to the Articles or any Unanimous Shareholders Agreement, the directors shall be paid such remuneration for their services as the Board may from time to time determine. The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the Board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

3.13

First Meeting of New Board - Provided a quorum of directors is present, each newly elected Board may without notice hold its first meeting immediately following the meeting of shareholders at which such Board is elected.

3.14

Regular Meetings - The Board may appoint a day or days in any month or months for regular meetings of the Board at a place and hour to be named. A copy of any resolution of the Board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

3.15

Resolution in lieu of meeting - Notwithstanding any of the provisions of this by-law, but subject to the Act or any Unanimous Shareholder Agreement, a resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of directors is as valid as if it had been passed at a meeting of directors.

ARTICLE IV

COMMITTEES

4.1	Committees of the Board - Subject to the Act, the Board may appoint one or more committees of directors, however designated, and delegate to any such committee any of the powers of the Board.

4.2

Transaction of Business - The powers of a committee of directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place in or outside Canada.

4.3	Advisory Bodies - The Board may from time to time appoint such advisory bodies as it may deem advisable.

4.4

Procedure - Unless otherwise determined by the Board, each committee and advisory body shall have the power to fix its quorum at not less than a majority of its members, to elect its chair and to regulate its procedure.

ARTICLE V

OFFICERS

5.1

Appointment - Subject to the provisions of the Act, the Articles and any Unanimous Shareholders Agreement, the Board may from time to time appoint a Chair, a vice chair, a managing director, a president, one or more vice-presidents (to which title may be added words indicating seniority or function), a secretary, a treasurer and such other officers as the Board may determine, including one or more assistants to any of the officers so appointed. Two or more of the aforesaid offices may be held by the same person. The Board may specify the duties of and, in accordance with this by-law and subject to the provisions of the Act, delegate to such officers powers to manage the business and affairs of the Corporation. Subject to sections 5.2, 5.3 and 5.4, an officer may but need not be a director. Except as otherwise provided in this by-law, in case of the absence or inability to act of any officer of the Corporation except the managing director or for any other reason that the Board may deem sufficient, the Board may delegate all or any of the powers of such officer to any other officer or to any director for the time being.

5.2

Chair - The Board may from time to time appoint a Chair who shall be a director. If appointed, the Chair shall, subject to the provisions of the Act, the Articles or by-laws or any Unanimous Shareholders Agreement, have such other powers and duties as the Board may specify. During the absence or disability of the Chair, the Chair’s duties shall be performed and the Chair’s powers exercised by the vice chair, and if none is appointed, the managing director, and if none is appointed, the president if he/she is a director.

5.3

Vice Chair - The Board may from time to time appoint a vice chair who shall be a director. If appointed, the vice chair shall, subject to the provisions of the Act, the Articles or by-laws or any Unanimous Shareholders Agreement, have such other powers and duties as the Board may specify.

5.4

Lead Director - The Board may from time to time appoint an independent lead director who shall be a resident Canadian and a director. If appointed, the lead director shall, subject to the provisions of the Act, the Articles or by-laws or any Unanimous Shareholders Agreement, have such powers of the directors as may be delegated to the lead director by the Board.

5.5	President - The Board may from time to time appoint a President who shall have such powers and duties as the Board may specify.

5.6	Chief Executive Officer -

(a)

The Board may by resolution designate any individual as the chief executive officer of the Corporation and may from time to time by resolution rescind any such designation and designate another individual as the chief executive officer of the Corporation. If the Board shall fail to designate an individual as the chief executive officer of the Corporation or if at any time or from time to time the Board shall rescind any such designation without designating another individual as the chief executive officer of the Corporation, the President shall be deemed to have been designated the chief executive officer of the Corporation until the Board designates another individual as the chief executive officer of the Corporation.

(b)

An individual designated or deemed to have been designated as the chief executive officer of the Corporation pursuant to subsection 5.6(a) shall exercise general supervision over the affairs of the Corporation.

5.7	Vice-President - The Board may from time to time appoint one or more vice-presidents who shall have such powers and duties as the Board or the chief executive officer may specify.

5.8

Secretary - Unless otherwise determined by the Board, when requested by the Chair the secretary shall attend and be the secretary of all meetings of the Board, shareholders and committees of the Board. The secretary shall enter or cause to be entered in records kept for that purpose minutes of all proceedings at meetings of the Board, shareholders and committees of the Board, whether or not the secretary attends such meetings; the secretary shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the Board; the secretary shall be the custodian of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; and the secretary shall have such other powers and duties as the Board or the chief executive officer may specify.

5.9

Treasurer - The treasurer shall keep proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safe keeping of securities and the disbursement of funds of the Corporation; the treasurer shall render to the Board whenever required an account of all of the treasurer’s transactions and of the financial position of the Corporation; and the treasurer shall have such other powers and duties as the Board or the chief executive officer may specify.

5.10

Comptroller - The comptroller, if appointed, shall perform such of the duties of the treasurer as may be prescribed by the Board and shall perform such other duties and have such additional powers as may from time to time be prescribed by the Board or the president. The comptroller may also be known and designated as controller.

5.11

Powers and Duties of Other Officers - The powers and duties of all other officers shall be such as the terms of their engagement call for or as the Board or (except for those whose powers and duties are to be specified only by the Board) the chief executive officer may specify. The Board and (except as aforesaid) the chief executive officer may, from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the Board or the chief executive officer otherwise directs.

5.12

Agents and Attorneys - The Board shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit.

5.13

Term of Office - The Board, in its discretion, may remove any officer of the Corporation. Otherwise, each officer appointed by the Board shall hold office until the earliest of (a) his or her resignation, which resignation shall be effective at the time a written resignation is received by the Corporation or at the time specified in his or her resignation, whichever is later, (b) the appointment of his or her successor, (c) he or she ceasing to be a director if such is a necessary qualification of his appointment, (d) the meeting at which the Board annually appoints the officers of the Corporation, (e) his or her removal, and (f) his or her death.

ARTICLE VI

PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

6.1

Limitation of Liability - Every director and officer of the Corporation in exercising his or her powers and discharging his or her duties shall act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Subject to the foregoing, no director or officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his or her part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his or her office or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof. The directors for the time being of the Corporation shall not be under any duty or responsibility in respect of a contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the Board. If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall have an interest in a person which is employed by or performs services for the Corporation, the fact of the individual being a shareholder, director or officer of the Corporation shall not disentitle such director, officer or such person, as the case may be, from receiving proper remuneration for such services.

6.2

Indemnity - Subject to the Act, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation, or another individual who acts or acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, and such person’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which such individual is involved because of that association with the Corporation or such other entity, if

(a)

the individual acted honestly and in good faith with a view to the best interests of the Corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Corporation’s request; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

The Corporation shall also indemnify such person in such other circumstances as the Act permits or requires. Nothing in this by-law shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law.

6.3

Insurance - Subject to the Act, the Corporation may purchase and maintain such insurance for the benefit of the directors, officers and persons referred to in section 6.2, as the Board may from time to time determine.

ARTICLE VII

SHARES

7.1

Allotment - Subject to the Act, the Articles, the by-laws and any Unanimous Shareholders Agreement, the Board may from time to time allot or grant options to purchase authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the Board shall determine, provided that no share shall be issued until it is fully paid as provided by the Act.

7.2

Commissions - The Board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of the person’s purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

7.3

Transfer of Shares - Subject to the Act, no transfer of a security issued by the Corporation will be registered except upon (i) presentation of the security certificate representing the security with an endorsement which complies with the Act, together with such reasonable assurance that the endorsement is genuine and effective as the Board may require, (ii) payment of all applicable taxes and fees and (iii) compliance with the Articles of the Corporation. If no security certificate has been issued by the Corporation in respect of a security issued by the Corporation, clause (i) above may be satisfied by presentation of a duly executed security transfer power, together with such reasonable assurance that the security transfer power is genuine and effective as the Board may require.

7.4

Transfer Agents and Registrars - The Board may from time to time appoint a registrar to maintain the securities register and a transfer agent to maintain the register of transfers and may also appoint one or more branch registrars to maintain branch securities registers and one or more branch transfer agents to maintain branch registers of transfers but one person may be appointed both registrar and transfer agent. The Board may at any time terminate any such appointment.

7.5

Enforcement of Lien - If the Articles provide that the Corporation shall have a lien on shares registered in the name of a shareholder or a shareholder’s legal representative for any debt of that shareholder to the Corporation, such lien may, subject to the Act, be enforced:

(a)	where the shares are redeemable pursuant to the Articles, by redeeming such share or shares and applying the redemption price to the debt;

(b)	subject to the Act, by purchasing the share or shares for cancellation for a price equal to the book value of such share or shares and applying the proceeds to the debt;

(c)

by selling the share or shares to any third party whether or not such party is at arms length to the Corporation, and including, without limitation, any officer or director of the Corporation, for the best price which the directors consider to be obtainable for such share or shares;

(d)	by refusing to register a transfer of such share or shares until the debt is paid; or

(e)	by any other means permitted by law.

7.6

Security Certificates - Every holder of one or more shares or other securities of the Corporation shall be entitled, at the holder’s option, to a security certificate, or to a non-transferrable written acknowledgement of the holder’s right to obtain a security certificate, stating the number and class or series of shares or other securities held by such holder as shown on the securities register. Security certificates and acknowledgements of a holder’s right to a security certificate, respectively, shall be in such form as the Board shall from time to time approve. Any security certificate shall be signed in accordance with section 2.2; provided that, unless the Board otherwise determines, certificates representing shares or other securities in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. A security certificate shall be signed by at least one of the following persons, or the signature of at least one of the following persons shall be printed or otherwise mechanically reproduced on the certificate: (i) a director or officer of the Corporation or (ii) a registrar, transfer agent or branch transfer agent of the Corporation or an individual on their behalf. Any additional signatures required may be printed or otherwise mechanically reproduced. A security certificate executed as aforesaid shall be valid notwithstanding that one of the directors or officers whose facsimile signature appears thereon no longer holds office at the date of issue of the certificate.

7.7

Replacement of Security Certificates - The Board or any officer or agent designated by the Board may in its or such person’s discretion direct the issue of a new security certificate in lieu of and upon cancellation of a security certificate that has been mutilated or in substitution for a security certificate claimed to have been lost, destroyed or wrongfully taken on payment of such reasonable fee, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the Board may from time to time prescribe, whether generally or in any particular case.

7.8

Joint Shareholders - If two (2) or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

7.9

Deceased Shareholders - In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividend or other payments in respect thereof except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

ARTICLE VIII

MEETINGS OF SHAREHOLDERS

8.1

Annual Meetings - Subject to the Act, the annual meeting of shareholders shall be held at such time in each year as the Board may determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors and for the transaction of such other business as may properly be brought before the meeting.

8.2	Special Meetings - Subject to the Act, the Board shall have power to call a special meeting of shareholders at any time.

8.3

Place of Meetings - Meetings of shareholders shall be held at the registered office of the Corporation or elsewhere in the province in which the registered office is situate or, if the Board shall so determine, at some other place in Canada or, if the Articles so provide, or if all the shareholders entitled to vote at the meeting so agree, at some place outside Canada.

8.4

Meeting Held by Electronic Means - If the directors or the shareholders of the Corporation call a meeting of shareholders pursuant to the Act, those directors or shareholders, as the case may be, may determine that the meeting shall be held, in accordance with the regulations under the Act, if any, entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting. Furthermore, subject to the Act, any person entitled to attend a meeting of shareholders may participate in the meeting, in accordance with the regulations under the Act, if any, by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting.

8.5

Notice of Meetings - Notice of the time and place of each meeting of shareholders shall be given in the manner provided in section 10.1 not less than twenty-one (21) days nor more than sixty (60) days to each shareholder entitled to vote at the meeting, each director and the auditor of the Corporation. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditor’s report, election of directors and reappointment of the incumbent auditor shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting. A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of or otherwise consent to a meeting of shareholders.

8.6

List of Shareholders Entitled to Notice - For every meeting of shareholders, the Corporation shall prepare an alphabetical list of its shareholders entitled to receive notice of a meeting showing the number of shares held by each shareholder. If a record date for the meeting for the purpose of determining shareholders entitled to receive notice of a meeting of shareholders is fixed pursuant to section 8.8, the shareholders listed shall be those registered at the close of business on the record date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day on which the notice is given, or where no such notice is given, the day on which the meeting is held.

8.7

Record Date for Notice - The Board may, within the prescribed period required under the Act, fix in advance a date as the record date for the purpose of determining shareholders entitled to receive notice of a meeting of shareholders and shareholders entitled to vote at a meeting of shareholders, provided that notice of any such record date is given within the prescribed period and in the manner provided under the Act, except where notice of the record date is waived in writing by every holder of a share of the class or series affected whose name is set out in the securities register at close of business on the day the directors fix the record date. If no record date is so fixed, the record date for the determination of the shareholders entitled to receive notice of the meeting shall be the close of business on the day immediately preceding the day on which the notice is given or, if no notice is given, shall be the day on which the meeting is held.

8.8	Meetings Without Notice - A meeting of shareholders may be held without notice at any time and place permitted by the Act:

(a)	if all the shareholders entitled to vote thereat are present in person or represented by proxy or waive notice of or otherwise consent to such meeting being held; and

(b)	if the auditors, if any, and the directors are present or waive notice or otherwise consent to such meeting being held,

so long as such shareholders, auditors, if any, or directors present are not attending for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

At such a meeting any business may be transacted which a meeting of shareholders may transact.

8.9

Chair, Secretary and Scrutineers - The chair of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: the Chair, vice chair, managing director, president who is a director or a vice-president who is a director. If no such officer is present within fifteen (15) minutes from the time fixed for holding the meeting, the persons present and entitled to vote thereat shall choose one of their number to be chair of the meeting. The Secretary of the Corporation shall be secretary of any meeting of shareholders, but if the Secretary of the

Corporation is not present, the chair of the meeting shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chair of the meeting with the consent of the meeting.

8.10

Persons Entitled to be Present - The only persons entitled to be present at a meeting of the shareholders shall be those entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the Articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chair of the meeting or with the consent of the meeting.

8.11

Quorum - A quorum at any meeting of shareholders shall be persons present not being less than two in number and holding or representing not less than twenty-five per cent of the total number of the issued shares of the Corporation for the time being entitling the holders thereof to vote at such meeting. Notwithstanding the foregoing, if the Corporation has only one shareholder, or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting. If a quorum is present at the opening of any meeting of shareholders, the shareholders present or represented may proceed with the business of the meeting, notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present at the opening of any meeting of shareholders, the chair of the meeting may adjourn the meeting to a fixed time and place but may not transact any other business.

8.12

Right to Vote - A shareholder whose name appears on a list of shareholders prepared in accordance with sections 8.6 or 8.7 or otherwise as prescribed by the Act is entitled to vote the shares shown opposite their name at the meeting to which the list relates.

8.13

Proxies - A shareholder entitled to vote at a meeting of shareholders may by means of a duly executed and timely deposited proxy appoint a proxyholder or one or more alternate proxyholders who are not required to be shareholders, to attend and act at the meeting in the manner and to the extent authorized by the proxy and with the authority conferred by the proxy. The Board from time to time make regulation regarding the lodging of proxies at some place or places other than the place at which a meeting or adjourned meeting of shareholders is to be held and for particulars of such proxies to be sent to the Corporation by telephonic, electronic, or other communication facility permitted by the Act, or in writing before the meeting or adjourned meeting to the Corporation or any agent of the Corporation for the purpose of receiving such particulars and providing that proxies so lodged may be voted upon as though the proxies themselves were produced at the meeting or adjourned meeting and the votes given in accordance with such regulations shall be valid and shall be counted. The chair of any meeting of shareholders may, subject to any regulations made as aforesaid, in his or her discretion accept any such telephonic, electronic, or other communication or written communication as to the authority of any person claiming to vote on behalf of and to represent a shareholder notwithstanding that no proxy conferring such authority has been lodged with the Corporation, and any votes given in accordance with such telephonic, electronic, or other communication or written communication accepted by the chair of the meeting shall be valid and shall be counted.

8.14

Time for Deposit of Proxies - The directors may specify in a notice calling a meeting of shareholders a time not exceeding forty-eight hours, excluding Saturdays and holidays, preceding the meeting or an adjournment thereof before which time proxies to be used at the meeting must be deposited with the Corporation or its agent.

8.15

Joint Shareholders - If two (2) or more persons hold a share or shares jointly, any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the share or shares; but if two (2) or more of those persons are present in person or represented by proxy and vote, they shall vote as one on the shares jointly held by them.

8.16

Votes to Govern - At any meeting of shareholders every question shall, unless otherwise required by the Articles or by-laws or by law, be determined by the majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or upon a poll, the chair of the meeting shall not be entitled to a second or casting vote.

8.17

Show of Hands - Subject to the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is demanded, an entry in the minutes of a meeting to the effect that the chair of the meeting declared a resolution to be carried, or carried unanimously, or carried by a particular majority or defeated is, in the absence of evidence to the contrary, proof of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

8.18

Electronic Voting - Despite section 8.18, any vote referred to in section 8.18 may be held in accordance with the regulations, if any, partially or entirely by means of a telephonic, electronic or other communication facility, if the Corporation makes available such a communication facility.

8.19

Voting While Participating Electronically - Any person participating in a meeting under sections 8.4 or 8.5 and entitled to vote at that meeting, may vote, in accordance with the regulations, if any, by means of the telephonic, electronic or other communication facility that the Corporation has made available for that purpose.

8.20

Ballots - On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, any shareholder or proxyholder entitled to vote at the meeting may require or demand a ballot. A ballot so required or demanded shall be taken in such manner as the chair of the meeting shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares which such person is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the Articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

8.21

Adjournments – The chair of any meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time. If a meeting of shareholders is adjourned for less than thirty (30) days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of thirty (30) days or more, notice of the adjourned meeting shall be given as for an original meeting. Any business may be brought before or dealt with at any adjourned meeting for which no notice is required which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat. The persons who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have been terminated forthwith after its adjournment.

8.22

Resolution in lieu of meeting – Notwithstanding any of the provisions of this by-law, a resolution in writing signed by all of the shareholders entitled to vote on that resolution at a meeting of the shareholders is, subject to the Act, as valid as if it had been passed at a meeting of the shareholders.

8.23

Procedure – The chair of the meeting shall determine all aspects of the proceedings thereat and his or her decisions on any matter, including the validity or invalidity of a proxy and the admissibility or inadmissibility of a proposal, shall be conclusive and binding upon the shareholders.

ARTICLE IX

DIVIDENDS AND RIGHTS

9.1

Dividends - Subject to the Act, the Articles and any Unanimous Shareholders Agreement, the Board may from time to time declare and the Corporation may pay dividends to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid by issuing fully paid shares of the

Corporation or options or rights to acquire fully paid shares of the Corporation or, subject to the Act, may be paid in money or property.

9.2

Dividend Cheques - A dividend payable in money shall be paid by cheque drawn on the Corporation’s bank to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at such holder’s recorded address, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

9.3

Non-receipt of Cheques - In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the Board may from time to time prescribe, whether generally or in any particular case.

9.4

Record Date for Dividends and Rights - The Board may, within the prescribed period under the Act, fix in advance a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend or the record date for the purposes of determining persons entitled to the right to acquire securities. If a record date is fixed, unless notice of the record date is waived in writing by every holder of a share of the class or series affected whose name is set out in the securities register at the close of business on the day the directors fix the record date, notice of the record date must be given within the prescribed period. Where no record date is so fixed, the record date for the determination of the persons entitled to receive payment of any dividend or right to acquire securities shall be at the close of business on the day on which the resolution relating to such dividend or right to acquire is passed by the Board.

ARTICLE X

NOTICE

10.1

Method of Giving Notice - Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the Articles, the by-laws or otherwise to a shareholder or director or auditor of the Corporation may be sent by prepaid mail addressed to, or sent by telephonic or electronic transmission to, or may be personally delivered to, or sent by any other method permitted by the Act, Articles or by-laws to,

(a)	a shareholder at the shareholder’s latest address as shown in the records of the Corporation or its transfer agent;

(b)	a director at his or her latest address as shown in the records of the Corporation or in the last notice of directors or notice of change of directors filed under the Act;

(c)	to the auditor at his or her business address.

A notice or document sent in accordance with this section 10.1 to a shareholder or director or auditor of the Corporation shall be deemed to have been received by such person: (a) if sent by mail, on the third business day after mailing, or (b) if sent by telephonic or electronic transmission, on the day of transmission, or (c) if delivered personally, on the day of delivery, unless there are reasonable grounds for believing that the addressee did not receive the notice or document at that time or at all.

10.2

Notice to Joint Shareholders - If two (2) or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice to one of such persons shall be sufficient notice to all of them.

10.3

Computation of Time - In computing the date when notice must be given under any provision requiring a specified number of days notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

10.4

Undelivered Notices - If the Corporation sends a notice or document to a shareholder in accordance with section 10.1 and the notice or document is returned on three consecutive occasions because the shareholder cannot be found, the Corporation is not required to send any further notices or documents to the shareholder until the shareholder informs the Corporation in writing of the shareholder’s new address.

10.5

Omissions and Errors - The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the Board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

10.6

Persons Entitled by Death or Operation of Law - Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any security, shall be bound by every notice in respect of such security which shall have been duly given to the holder from whom such person derives his or her title to such security prior to his or her name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which such person became so entitled) and prior to his or her furnishing to the Corporation the proof of authority or evidence of his or her entitlement prescribed by the Act.

10.7

Waiver of Notice - Any shareholder (or such shareholder’s duly appointed proxyholder), director, officer, auditor or member of a committee of the Board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to such person under any provisions of the Act, the Articles, the by-laws or otherwise and such waiver or abridgement shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the Board which may be given in any manner.

ARTICLE XI

INFORMATION AVAILABLE TO SHAREHOLDERS

11.1

Confidential Information Not Available to Shareholders - Except as provided by the Act, no shareholder shall be entitled to discovery of any information respecting any details or conduct of the Corporation’s business which in the opinion of the Board it would be inexpedient in the interests of the Corporation to communicate to the public.

11.2

Availability of Corporate Records to Shareholders - The Board may from time to time, subject to the rights conferred by the Act, determine whether and to what extent and at what time and place and under what conditions or regulations the documents, books, registers and accounting records of the Corporation or any of them shall be open to the inspection of shareholders and no shareholder shall have any right to inspect any document or book or register or accounting record of the Corporation except as conferred by statute or authorized by the Board or by resolution of the shareholders.

ARTICLE XII

INFORMATION AVAILABLE TO SHAREHOLDERS

12.1	Repeal of Existing By-Law No. 1 and No. 3 - As of the coming into effect of this amended and restated by-law no. 1, the existing by-law no. 1 and no. 3 are repealed.

12.2	Effective Date - This by-law shall come into force when made by the Board in accordance with the Act.

APPENDIX II

ADVANCE NOTICE BY-LAW

NORTH AMERICAN PALLADIUM LTD.

(the “Corporation”)

ADVANCE NOTICE BY-LAW

(Adopted by the Board of Directors with immediate effect on February 21, 2013)

ARTICLE 1

NOMINATION OF DIRECTORS

Section 1.1        Eligibility for Election

Only persons who are nominated in accordance with the procedures set out in this Article 1 shall be eligible for election as directors to the board of directors (the “Board”) of the Corporation. Nominations of persons for election to the Board may only be made at an annual meeting of shareholders, or at a special meeting of shareholders called for any purpose which includes the election of directors to the Board, as follows:

(a)	by or at the direction of the Board or an authorized officer of the Corporation, including pursuant to a notice of meeting;

(b)

by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Canada Business Corporations Act (the “Act”) or a requisition of shareholders made in accordance with the provisions of the Act; or

(c)	by any person entitled to vote at such meeting (a “Nominating Shareholder”), who:

(i)

is, at the close of business on the date of giving notice provided for in Section 1.3 below and on the record date for notice of such meeting, either entered in the securities register of the Corporation as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting; and

(ii)	has given timely notice in proper written form as set forth in this Article 1.

Section 1.2        Nominations for Election

For the avoidance of doubt, the foregoing Section 1.1 shall be the exclusive means for any person to bring nominations for election to the Board before any annual or special meeting of shareholders of the Corporation.

Section 1.3        Notice of Nomination

For a nomination made by a Nominating Shareholder to be timely notice (a “Timely Notice”), the Nominating Shareholder’s notice must be received by the corporate secretary of the Corporation at the principal executive offices of the Corporation:

(a)

in the case of an annual meeting of shareholders, not later than the close of business on the 30th day and not earlier than the opening of business on the 65th day before the date of the meeting: provided, however, if the first public announcement made by the Corporation of the date of the annual meeting is less than 50 days prior to the meeting date, not later than the close of business on the 10th day following the day on which the first public announcement of the date of such annual meeting is made by the Corporation; and

(b)

in the case of a special meeting (which is not also an annual meeting) of shareholders called for any purpose which includes the election of directors to the Board, not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting is made by the Corporation.

Section 1.4        Adjournments or Postponements

The time periods for giving of a Timely Notice shall in all cases be determined based on the original date of the annual meeting or the first public announcement of the annual or special meeting, as applicable. In no event shall an adjournment or postponement of an annual meeting or special meeting of shareholders or any announcement thereof commence a new time period for the giving of a Timely Notice.

Section 1.5        Written Form of Nomination

To be in proper written form, a Nominating Shareholder’s notice to the corporate secretary must comply with all the provisions of this Section 1.5 and:

(a)	disclose or include, as applicable, as to each person whom the Nominating Shareholder proposes to nominate for election as a director (a “Proposed Nominee”):

(i)	their name, age, business and residential address, principal occupation or employment for the past five years, status as a “resident Canadian” (as such term is defined in the Act);

(ii)

their direct or indirect beneficial ownership in, or control or direction over, any class or series of securities of the Corporation, including the number or principal amount and the date (s) on which such securities were acquired;

(iii)

any relationships, agreements or arrangements, including financial, compensation and indemnity related relationships, agreements or arrangements, between the Proposed Nominee or any affiliates or associates of, or any person or entity acting jointly or in concert with, the Proposed Nominee or the Nominating Shareholder;

(iv)

any other information that would be required to be disclosed in a dissident proxy circular or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to the Act or applicable securities law; and

(v)

a duly completed personal information form in respect of the Proposed Nominee in the form prescribed by the principal stock exchange on which the securities of the Corporation are then listed for trading; and

(b)	disclose or include, as applicable, as to each Nominating Shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination is made:

(i)	their name, business and residential address, direct or indirect beneficial ownership in, or control or direction over, any class or series of securities of the Corporation, including the number or principal amount and the date(s) on which such securities were acquired;

(ii)

their interests in, or rights or obligations associated with, an agreement, arrangement or understanding, the purpose or effect of which is to alter, directly or indirectly, the person’s economic interest in a security of the Corporation or the person’s economic exposure to the Corporation;

(iii)

any proxy, contract, arrangement, agreement or understanding pursuant to which such person, or any of its affiliates or associates, or any person acting jointly or in concert with such person, has any interests, rights or obligations relating to the voting of any securities of the Corporation or the nomination of directors to the Board;

(iv)	any direct or indirect interest of such person in any contract with the Corporation or with any of the Corporation’s affiliates or principal competitors;

(v)

a representation that the Nominating Shareholder is a holder of record of securities of the Corporation, or a beneficial owner, entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to propose such nomination;

(vi)

a representation as to whether such person intends to deliver a proxy circular and/or form of proxy to any shareholder of the Corporation in connection with such nomination or otherwise solicit proxies or votes from shareholders of the Corporation in support of such nomination; and

(vii)

any other information relating to such person that would be required to be included in a dissident proxy circular or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Act or as required by applicable securities law; and

(c)

be accompanied by a questionnaire, representation and agreement as required by Section 1.6 below, duly completed and signed, and a written consent duly signed by each Proposed Nominee to being named as a nominee and to serve as a director of the Corporation, if elected.

Section 1.6        Questionnaire

A completed questionnaire as required by Section 1.5(c) shall be in the form provided by the corporate secretary of the Corporation (upon written request of the Nominating Shareholder), and shall include:

(a)	information regarding the background, independence and qualification of each Proposed Nominee and the background of each Nominating Shareholder; and

(b)

a written representation and agreement (in the form provided by the corporate secretary of the Corporation upon written request of the Nominating Shareholder) confirming, among other things, that such Proposed Nominee is not and will not become a party to any agreement, arrangement or understanding with, or has not given any commitment or assurance to, any person, as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question, or with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation, that has not been disclosed to the Corporation.

Section 1.7        Information in Timely Notice

All information to be provided in a Timely Notice pursuant to this Article 1 shall be provided as of the date of such notice. If requested by the Corporation, the Nominating Shareholder shall update such information forthwith so that it is true and correct in all material respects as of the date that is ten (10) business days prior to the date of the meeting, or any adjournment or postponement thereof.

Section 1.8        Additional Information

If requested by the Corporation, a Proposed Nominee shall furnish any other information as may reasonably be required by the Corporation to determine the eligibility of such Proposed Nominee to serve as a director of the Corporation or a member of any committee of the Board, with respect to independence or any other relevant criteria for eligibility, or that could be material to a shareholder’s understanding of the independence or eligibility, or lack thereof, of such Proposed Nominee.

Section 1.9        Delivery of Timely Notice and Additional Information

Any notice, or other document or information required to be given to the corporate secretary of the Corporation pursuant to this Article 1 may only be given by personal delivery, facsimile transmission or by email (at such email address as may be stipulated from time to time by the corporate secretary for purposes of this notice), and shall be deemed to have been given and made only at the time it is served by personal delivery to the corporate secretary at the address of the principal executive offices of the Corporation, email (at the address as aforesaid) or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received); provided that if such delivery or electronic communication is made on a day which is a not a business day or later than 5:00 p.m. (Toronto time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the next following day that is a business day.

Section 1.10        Additional Matters

(1)

The chair of any meeting of shareholders of the Corporation shall have the power to determine whether any proposed nomination is made in accordance with the provisions of this Article 1, and if any proposed nomination is not in compliance with such provisions, must declare that such defective nomination shall not be considered at any meeting of shareholders.

(2)

Despite any other provision of this Article 1, if the Nominating Shareholder (or a qualified representative of the shareholder) does not appear at the meeting of shareholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(3)

Nothing in this Article 1 shall obligate the Corporation or the Board to include in any proxy statement or other shareholder communication distributed by or on behalf of the Corporation or Board any information with respect to any proposed nomination or any Nominating Shareholder or Proposed Nominee.

(4)	The Board may, in its sole discretion, waive any requirement of this Article 1.

(5)

For the purposes of this Article 1, “public announcement” means disclosure in a press release disseminated by the Corporation through a national news service in Canada, or in a document filed by the Corporation for public access under its profile on the System of Electronic Document Analysis and Retrieval at www.sedar.com.

(6)

This Article 1 is subject to, and should be read in conjunction with, the Act and the articles of the Corporation. If there is any conflict or inconsistency between any provision of the Act or the articles and any provision of this Article 1, the provision of the Act or the articles will govern.

ARTICLE 2

ANNUAL OR SPECIAL MEETINGS OF SHAREHOLDERS

Section 2.1        Business to be Discussed

No business may be transacted at an annual or special meeting of shareholders other than business that is either (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) otherwise properly brought before the meeting by any shareholder of the Corporation who complies with the proposal procedures set forth in Section 2.2 below.

Section 2.2        New Business

For business to be properly brought before a meeting by a shareholder of the Corporation, such shareholder must submit a proposal to the Corporation for inclusion in the Corporation’s management proxy circular in accordance with the requirements of the Act; provided that any proposal that includes nominations for the election of directors shall also comply with the requirements of Article 1.

APPENDIX III

MANDATE OF THE BOARD OF DIRECTORS

Obligations

The Board of Directors shall assume the responsibility for the stewardship of the Corporation and shall:

1.	Supervise the management of the business and affairs of the Corporation; and

2.

Act in accordance with the Corporation’s obligations contained in the Canada Business Corporations Act (the “CBCA”), the securities legislation of each province and territory of Canada, the governance guidelines of the Toronto Stock Exchange and the American Stock Exchange, other relevant legislation and regulations and the Corporation’s articles and by-laws.

As a matter of policy, the following matters must be considered by the Board as a whole and may not be delegated to a committee:

1.	Changing the membership of, or filling a vacancy in, any committee;

2.	Appointing and removing officers, unless such appointment or removal is specifically delegated to the President and Chief Executive Officer (“CEO”) or a committee of the Board; and

3.	Such matters, if any, as may be specified in the resolution establishing any committee.

Pursuant to the CBCA, the following additional matters must be considered by the Board as a whole and may not be delegated to a committee:

1.	Submission to the shareholders of any question or matter requiring the approval of the shareholders;

2.	Filling a vacancy in the office of auditor;

3.	Issuing securities except in the manner and on the terms authorized by the directors;

4.	Declaring dividends;

5.	Purchasing or redeeming or any other form of acquiring shares issued by the Corporation;

6.

Paying a commission or allowing a discount to any person in consideration of that person subscribing or agreeing to subscribe for shares of the Corporation or procuring or agreeing to procure subscriptions for any such shares;

7.	Approving management proxy circulars;

8.	Approving any take-over bid circular or directors’ circular;

9.	Approving the annual financial statements of the Corporation; and

10.	Adopting, amending or repealing the by-laws of the Corporation.

Duties

Introduction

The Board operates by delegating certain of its authorities, including spending authorizations, to management and by reserving other powers to itself. Subject to the Articles and By-Laws of the Corporation, the Board retains the responsibility for managing its own affairs including planning its composition, selecting its Chairman, nominating candidates for election to the Board, appointing committee members and determining director compensation. The Board’s principal duties fall into the following six categories.

1.	Selection of the Management

The Board has the responsibility for:

Appointing and replacing the CEO, monitoring CEO performance, determining CEO compensation and providing advice and counsel in the execution of the duties of the CEO;

Approving the appointment and remuneration of all corporate officers, acting upon the advice of the CEO; and

Ensuring that adequate provision has been made for management succession.

2.	Monitoring and Acting

The Board has the responsibility for:

a)	Monitoring the Corporation’s progress towards its goals, and to revise and alter its direction through management in light of changing circumstances;

b)	Taking action when performance falls short of its goal or in other special circumstances (for example, mergers and acquisitions or changes in control);

c)	Identifying principal risks and ensure appropriate systems to manage those risks are implemented; and

d)	Approving any payment of dividends to shareholders.

3.	Strategy Determination

The Board has the responsibility to participate with management directly or through its committees, in developing and approving the mission of the Corporation, its objectives and goals, and the strategy by which it proposes to reach those goals.

4.	Policies and Procedures

The Board has a particular responsibility for:

a)	Confirming that the Corporation operates at all times within applicable laws and regulations, and to the highest ethical and moral standards;

b)	Approving and monitoring compliance with significant policies and procedures by which the Corporation is managed;

c)	Ensuring that the integrity of the internal control and information management systems are maintained;

d)	Approving all significant transactions involving the Corporation; and

e)	Reviewing material press releases prior to dissemination.

5.	Reporting to Shareholders

The Board has the responsibility for:

a)	Ensuring that the financial performance of the Corporation is adequately reported to shareholders, other security holders and regulators on a timely and regular basis;

b)	Ensuring that the financial results are reported fairly and in accordance with generally accepted accounting standards;

c)

Ensuring, to the extent it is aware, the timely reporting of any other developments that have a significant and material impact on the value of the Corporation and in setting out its future plans and strategies; and

d)	Reporting annually to shareholders on its stewardship for the preceding year.

6.	Legal Requirements

The Board is responsible for confirming that legal requirements have been met and that documents and records have been properly prepared, approved and maintained

Constitution and Role of the Board of Directors

Board Composition

1.	Definitions

a)	Inside and Outside Directors

An “inside” director is a director who is an officer or employee of the Corporation or of any of its affiliates. The only inside director shall be the President and CEO.

An “outside” director is a director who is not a member of management.

b)	Unrelated Directors

An “unrelated” director is a director who is independent of management and is free from any business or other relationship, other than interests and relationships arising from shareholding, which could, or could be perceived to, materially interfere with the director’s ability to act in the Corporation’s best interest.

If a shareholder is in a position to control or influence control of the Corporation, that person is a “significant” shareholder. For purposes of assessing “relatedness”, a director who is a significant shareholder, or is a director with interests in or relationships with the significant shareholder is not considered a related director under the TSX guidelines.

2.	Constitution of the Board

The Board will be constituted with a majority of unrelated and independent directors.

If the Corporation has a significant shareholder, the Board will include, at a minimum, a proportion of unrelated directors that fairly represents the investment in the Corporation by shareholders other than the significant shareholder.

The Board will determine annually whether it is constituted with the appropriate number of unrelated or independent directors, as the case may be, and will report its conclusions, and the analysis supporting the conclusions, as required by applicable laws.

3.	Board Membership

The Board is responsible for selecting nominees for appointment or election to the Board. The Board delegates the nomination process to the Governance, Nominating and Compensation Committee with the input from the Chairman of the Board and the President and CEO.

The Governance, Nominating and Compensation Committee reviews with the Board on an annual basis, the appropriate diversity, skills and experience required of Board members in the context of the needs of the Board, and will recommend increasing, decreasing or replacing directors to facilitate more effective governance of the Corporation.

The Governance, Nominating and Compensation Committee will provide an orientation and education program for new recruits to the Board.

4.	Board Size

The Board will annually consider its size and will increase or decrease the number of directors to facilitate more effective leadership and decision-making.

5.	Independent Directors

A director is considered “independent” for the purposes of the policies and guidelines set out in this Governance Manual if such director satisfies the requirements of “outside” and “unrelated” prescribed by the TSX. Notwithstanding the foregoing, directors appointed to the Audit Committee shall meet the standards prescribed by both the TSX and the NYSE AMEX. “Prescribed period” means the period prescribed by law and currently under the Canadian Multilateral Instrument 52-110 under the NYSE AMEX rules it is three years.

A director shall be considered independent if he or she meets the following requirements:

a)	A member of an audit committee is independent if the member has no direct or indirect material relationship with the issuer.

b)

For the purposes of subsection a), a material relationship means a relationship which could, in the view of the issuer’s board of directors, reasonably interfere with the exercise of a member’s independent judgement.

c)	Despite subsection b), the following individuals are considered to have a material relationship with an issuer:

i.	An individual who is, or has been, an employee or executive officer of the issuer (or any of its affiliates), unless the prescribed period has elapsed since the end of the service of employment;

ii.

An individual whose immediate family member is, or has been, an employee or executive officer of the issuer (or any of its affiliates), unless the prescribed period has elapsed since the end of the service of employment;

iii.

An individual who is, or has been, an affiliated entity of, a partner of, or employed by, a current or former internal or external auditor of the issuer, unless the prescribed period has elapsed since the person’s relationship with the internal or external auditor, or the auditing relationship, has ended;

iv.

An individual whose immediate family member is, or has been, an affiliated entity of, a partner of, or employed in a professional capacity by, a current or former internal or external auditor of the issuer, unless the prescribed period has elapsed since the person’s relationship with the internal or external auditor, or the auditing relationship, has ended;

v.

An individual who is, or has been, or whose immediate family member is or has been, employed as an executive officer of an entity if any of the issuer’s current executives serve on the entity’s compensation committee, unless the prescribed period has elapsed since the end of the service or employment;

vi.

An individual who: (x) has a relationship with the issuer pursuant to which the individual may accept, directly or indirectly, any consulting, advisory or other compensatory fee from the issuer or any subsidiary entity of the issuer, other than as remuneration for acting in his or her capacity as a member of the board of directors, or any board committee or as part-time chair or vice chair of the board or any board committee; and (y) receives, or whose immediate family member receives, more than $75,000 per year (or US$60,000 whichever is less) in direct compensation from the issuer, other than as remuneration for acting in his or her capacity as a member of the board of directors or any board committee or as part-time chair or vice chair of the board or any board committee, unless the prescribed period has elapsed since he or she ceased to receive more than $75,000 per year (or US$60,000 whichever is less) in such compensation;

vii.	An individual who is an affiliated entity of the issuer or any of its subsidiary entities;

viii.

A person who is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the issuer made, or from which the issuer received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or US$200,000, whichever is more, other than the following:

a.	Payments arising solely from investments in the issuers securities; or

b.	Payments under non-discretionary charitable contribution matching programs; or

c.	A person who has participated in the preparation of the financial statements of the issuer or any current subsidiary of the issuer and any time during the past three years.

The Board shall have the authority to appoint a non-independent director or directors to a committee or appoint a committee, the members of which do not constitute a majority of independent directors, if permitted by applicable laws and rules of the TSX and the NYSE AMEX.

Resignation

Any director who changes the responsibilities he or she held when elected to the Board should inform the Governance, Nominating and Compensation Committee so that they may consider the appropriateness of that person’s continued Board membership under the changed circumstances.

Relationship with Management

The Board functions independently of management, and the role of Chairman is separate from that of President and CEO. The Chairman’s role is to effectively manage and provide leadership to the Board while the role of the CEO is to provide the day-to-day leadership and management of the Corporation.

1.	The President will be the CEO of the Corporation.

2.

The CEO formulates Corporation policies and proposed actions and presents them to the Board for approval. The CEO keeps the Board fully informed of the Corporation’s progress towards the achievement of, and of all material deviations from, the goals or objectives and policies established by the Board in a timely and candid manner.

3.

The CEO speaks for North American Palladium Ltd. Individual Board members may meet or otherwise communicate with various constituencies but only with the knowledge of the CEO and, in most instances, at the request of the CEO.

The obligations of the directors and the Chairman’s duties and responsibilities are set out in separate policies.

Strategic Plan

The Board, with the assistance of the CEO, is responsible for establishing the long-term goals and objectives of the Corporation.

The initiative for developing and modifying the corporate strategies to achieve these goals and objectives must come from management. The Board may assist in the development of the strategies, act as a resource, contribute ideas and ultimately approve the strategy, but management will lead this process.

The Board is responsible for monitoring management’s success in implementing the strategies to achieve such goals and objectives and ensuring that the strategies are modified appropriately.

Performance Evaluation

One of the most important aspects of effective governance is the relationship between the CEO and the Board. It is crucial that the Board is fully informed and that the CEO has a forum for drawing on the wisdom and experience that exists within the Board. While it is expected that full and frank dialogue will exist between the CEO and the Board, a CEO review process at least once a year ensures that this communication takes place. It allows for a full and healthy dialogue between the Board and the CEO regarding corporate and individual performance.

The Board is committed to evaluating its own performance on an annual basis. The review process is also an opportunity to provide input to the Chairman on his or her performance. This assessment is designed to evaluate the Board’s contribution as a whole and to review areas in which the Board believes a better contribution can be made. Its purpose is to increase the effectiveness of the Board, not to single out individual Board members.

Meetings

The Board will meet on a scheduled basis five times per year and more frequently if required. The Chairman, with the assistance of the CEO, will be responsible for establishing the agenda for Board meetings. A significant portion of each meeting will be spent examining future plans and strategies.

The Chairman shall solicit from the members of the Board recommendations as to matters to be brought before the Board and shall ensure that such matters receive a fair hearing. The Chairman shall have the same voting powers as all directors and will determine, consistent with the Corporation’s by-laws, which matters require a vote. In the case of an equality of votes, the Chairman, in addition to his or her original vote, shall have the casting vote.

Management will deliver a meeting agenda and background material on agenda items to directors not less than 5 business days prior to each meeting, so that Directors can prepare for the Board meetings.

Guests may be invited by the Board and CEO to make presentations to the Board. Should the CEO wish to invite attendees other than officers on a regular basis, the CEO should first seek the concurrence of the Board.

The Board should meet on a regular basis without management present. However, the Board encourages the CEO to bring into Board meetings employees who can provide additional insight into the items being discussed or who have potential and should be given exposure to the Board.

If a director is in the situation of having to contact an employee directly, the director will ensure that this contact is not distracting to the business operation of the Corporation. The CEO should be made aware of the substance of such contact.

Board Information

Prior to each quarterly meeting, the Board should receive a report from management describing operating and financial metrics achieved over the quarter along with information pertaining to key business activities and developments for this period.

Board Committees

In addition to Board committees that are required by law, the Board may form a committee of directors and delegate to such committee any powers of the directors, subject to Section 115 of the CBCA. These committees shall generally be composed of outside directors, a majority of whom are unrelated and independent directors.

Subject to the Corporation’s by-laws and any resolution of the board of directors, a committee may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit. Where neither the Board nor the committee has determined the rules or procedures to be followed by the committee, the rules and procedures set out in the by-laws, paragraphs 8 to 15, shall apply with necessary modifications.

The mandates of standing committees of the Board are set out as separate documents. The composition and general duties of the Board committees are discussed below:

1.	Committee Membership

Committee members are appointed by the Board on the recommendation of the Board Chairman in consultation with the CEO and the Governance, Nominating and Compensation Committee. Consideration will be given to rotating committee members periodically.

Committee chairs are selected by the Board on the recommendation of the chairman. The chairman of a committee presides at all meetings of the committee and is responsible for ensuring that the work of the committee is well organized and proceeds in a timely fashion.

All directors may attend meetings of any Committee at the Committee chairman’s invitation, but may not vote and may not be counted for the purposes of quorum.

2.	Committee Meetings and Agendas

The committee chairman, in consultation with committee members, will determine the location, frequency and length of the meetings of the committee. The Audit Committee shall meet at least four times per year to review the annual and interim financial statements. All other committees shall meet at least annually. The chairman of the committee, in consultation with the CEO or the appropriate officer, will develop the committee’s agenda.

Notice of meetings shall be given by email or any other form of written or electronic communication not less than 24 hours before the time fixed for the meeting. Members may waive notice of any meetings before or after the holding thereof.

3.	Committee Responsibilities

Committees analyze, consistent with their terms of reference, strategies and policies which are developed by management. Committees may make recommendations to the Board but, unless specifically mandated to do so, do not take action or make decisions on behalf of the Board.

4.	Reporting

Each committee shall report to the Board all matters that it considers to be important for Board consideration.

Director Compensation

Remuneration of directors is established by the Board on the recommendation of the Governance, Nominating and Compensation Committee and shall be generally in line with that paid by public companies of a similar size and type.

The Board encourages Board members to own shares in the belief that share ownership facilitates the directors’ identification with the interests of the shareholders. Within three years of joining the Board, directors are expected to hold at least $150,000 in securities of NAP. The minimum holding requirement shall be calculated based on: (i) the actual price paid per share acquired and (ii) the grant value of RSUs held at the relevant point in time.

Notwithstanding the foregoing, for purposes of transitioning from the previous $75,000 securities requirement to the $150,000 requirement effective January 1, 2011, securities held as at January 1, 2011 shall be deemed to have been purchased at C$6.79, being the Market Price (as defined in the TSX Manual) of the Corporation’s shares on the TSX as of December 31, 2010.

Unless they are expiring, directors may not exercise RSUs if, after the exercise of the RSUs, their ownership of NAP securities would be less than $150,000.

Corporate Standards of Conduct

The Board has the responsibility for ensuring that standards of conduct are established and for monitoring compliance by the Corporation. To that end, the Corporation has established an Environmental Policy, Occupational Health and Safety Policy, Whistleblower Policy and Code of Conduct.

Access to Outside Advisors

Individual directors or board committees may engage an outside advisor at the expense of the Corporation in appropriate circumstances. The engagement of the outside advisor should, in most circumstances, be coordinated through the Chairman and the CEO, and be subject to Board approval.

Any questions and requests for assistance may be directed to North American Palladium Ltd.’s

Proxy Solicitation Agent:

North American Toll Free Phone:

1-800-845-1507

Banks, Brokers and collect calls: 201-806-2222

Toll Free Facsimile: 1-888-509-5907

Email: inquiries@phoenixadvisorypartners.com